
                                                              Exhibit 2.1

PRIVILEGED AND CONFIDENTIAL

                          AGREEMENT AND PLAN OF MERGER

                   BY AND AMONG UNION PROPERTY INVESTORS, INC.
                    KRANZCO REALTY TRUST AND KRT UNION CORP.

                             Dated November 12, 1996

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                                TABLE OF CONTENTS
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ARTICLE I            THE MERGER...................................................................................1
         SECTION 1.01       The Merger. ..........................................................................1
         SECTION 1.02       Effects of the Merger.  ..............................................................2
         SECTION 1.03       Merger Consideration.  ...............................................................3
         SECTION 1.04       Adjustment of Target Common Stock Consideration. .....................................5
         SECTION 1.05       Certificate of Incorporation; Bylaws; Directors; Officers.  ..........................6

ARTICLE II           EXCHANGE OF SHARES...........................................................................6
         SECTION 2.01       Surrender of Target Certificates......................................................6
         SECTION 2.02       No Fractional Shares for Acquiror Series B Preferred Shares;
                            Cash Payments.........................................................................7
         SECTION 2.03       No Dividends..........................................................................7
         SECTION 2.04       Return to Acquiror....................................................................8
         SECTION 2.05       No Further Transfer...................................................................8
         SECTION 2.06       Withholding Rights....................................................................9
         SECTION 2.07       Lost, Stolen or Destroyed Certificates................................................9

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF TARGET.....................................................9
         SECTION 3.01       Organization and Good Standing........................................................9
         SECTION 3.02       Capitalization of Target.............................................................10
         SECTION 3.03       Authority of Target..................................................................11
         SECTION 3.04       Consents and Approvals; No Violations................................................11
         SECTION 3.05       Public Reports.......................................................................12
         SECTION 3.06       Real Property; Contracts and Leases Relating to Real Property........................12
         SECTION 3.07       Leases.  ............................................................................15
         SECTION 3.08       Tenant Improvements..................................................................16
         SECTION 3.09       Environmental Matters................................................................17
         SECTION 3.10       Insurance............................................................................18
         SECTION 3.11       Absence of Certain Changes...........................................................18
         SECTION 3.12       No Undisclosed Liabilities...........................................................18
         SECTION 3.13       Litigation...........................................................................18
         SECTION 3.14       Compliance with Applicable Law.......................................................19
         SECTION 3.15       Taxes................................................................................19
         SECTION 3.16       Financial Statements and Condition...................................................21
         SECTION 3.17       Brokers or Finders...................................................................21
         SECTION 3.18       Other Interests......................................................................21
         SECTION 3.19       Disclosure...........................................................................21
         SECTION 3.20       Vote Required........................................................................21

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         SECTION 3.21       Parent Shares........................................................................21
         SECTION 3.22       Target Preferred Stock...............................................................22
         SECTION 3.23       Employee Benefit Plans...............................................................22
         SECTION 3.24       Labor Matters........................................................................22
         SECTION 3.25       Related Party Transactions...........................................................23
         SECTION 3.26       Actions of Holders of Target Common Stock............................................23
         SECTION 3.27       Books and Records....................................................................23
         SECTION 3.28       Fairness Opinion.....................................................................23
         SECTION 3.29       No Representation or Warranty........................................................24
         SECTION 3.30       Obligations of Milestone.............................................................24
         SECTION 3.31       Target Directors' and Officers' Liability Insurance Policy...........................24
         SECTION 3.32       South Carolina Outparcel Agreement...................................................24
         SECTION 3.33       Pending Milestone Action.............................................................24

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
                     NEWCO.......................................................................................25
         SECTION 4.01       Organization and Good Standing.......................................................25
         SECTION 4.02       Capitalization of Acquiror and Newco.................................................26
         SECTION 4.03       Authority of Acquiror and Newco......................................................27
         SECTION 4.04       Consents and Approvals; No Violations................................................27
         SECTION 4.05       Public Reports.......................................................................28
         SECTION 4.06       Real Property; Contracts and Leases Relating to Real Property........................28
         SECTION 4.07       Leases.  ............................................................................31
         SECTION 4.08       Environmental Matters................................................................31
         SECTION 4.09       Insurance............................................................................32
         SECTION 4.10       Absence of Certain Changes...........................................................32
         SECTION 4.11       No Undisclosed Liabilities...........................................................32
         SECTION 4.12       Litigation...........................................................................33
         SECTION 4.13       Compliance with Applicable Law.......................................................33
         SECTION 4.14       Taxes................................................................................34
         SECTION 4.15       Financial Statements and Condition...................................................34
         SECTION 4.16       Newco................................................................................35
         SECTION 4.17       Brokers or Finders...................................................................35
         SECTION 4.18       Other Interests......................................................................35
         SECTION 4.19       Disclosure...........................................................................35
         SECTION 4.20       Employee Benefit Plans...............................................................35
         SECTION 4.21       Labor Matters........................................................................36
         SECTION 4.22       Related Party Transactions...........................................................36

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         SECTION 4.23       Books and Records....................................................................37
         SECTION 4.24       No Representation or Warranty........................................................37

ARTICLE V            COVENANTS...................................................................................37
         SECTION 5.01       Target PreClosing Obligations........................................................37
         SECTION 5.02       Acquiror Pre-Closing Obligations.....................................................41
         SECTION 5.03       HartScottRodino and Other Filings....................................................43
         SECTION 5.04       Title Insurance......................................................................43
         SECTION 5.05       No Solicitations.....................................................................43
         SECTION 5.06       Access to Information................................................................44
         SECTION 5.07       Target Stockholder Meeting...........................................................45
         SECTION 5.08       Target Proxy Statement...............................................................45
         SECTION 5.09       Registration Statement...............................................................46
         SECTION 5.10       Efforts to Consummate................................................................48
         SECTION 5.11       Letters of Accountants...............................................................48
         SECTION 5.12       Indemnification of Managers..........................................................49
         SECTION 5.13       No Breach of Representations and Warranties..........................................49
         SECTION 5.14       Consents; Notices....................................................................50
         SECTION 5.15       Public Announcements.................................................................50
         SECTION 5.16       Exchange Listing.....................................................................51
         SECTION 5.17       Filing of Articles Supplementary.....................................................51
         SECTION 5.18       Closing Certificates.................................................................51
         SECTION 5.19       Reorganization.......................................................................51
         SECTION 5.20       No Improvements; Damage or Destruction; Condemnation;
                            Environmental........................................................................52
         SECTION 5.21       Affiliates of Target.................................................................52
         SECTION 5.22       Estoppel Certificates................................................................53
         SECTION 5.23       Indemnification Obligations..........................................................53
         SECTION 5.24       First Union Line of Credit...........................................................53
         SECTION 5.25       Sale of South Carolina Outparcel.....................................................54
         SECTION 5.26       Termination of Management Agreements.................................................54

ARTICLE VI           CONDITIONS TO ACQUIROR'S AND NEWCO'S OBLIGATIONS............................................55
         SECTION 6.01       Representations and Warranties.......................................................55
         SECTION 6.02       Covenants............................................................................55
         SECTION 6.03       Officer's Certificate................................................................55
         SECTION 6.04       Opinion of Counsel...................................................................55
         SECTION 6.05       Absence of Changes...................................................................55
         SECTION 6.06       Number of Dissenting Shares..........................................................56

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                                   (Continued)
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         SECTION 6.07       Approvals and Consents...............................................................56
         SECTION 6.08       Injunctions..........................................................................56
         SECTION 6.09       HSR Act..............................................................................56
         SECTION 6.10       Effectiveness of Registration Statement..............................................56
         SECTION 6.11       Stockholder Approval.................................................................56
         SECTION 6.12       Accountants' Letters.................................................................57
         SECTION 6.13       Shareholders and Voting Trust Agreement..............................................57
         SECTION 6.14       Guaranty Agreement...................................................................57
         SECTION 6.15       Registration Rights Agreement........................................................57
         SECTION 6.16       Termination of Target Affiliate Contracts............................................58
         SECTION 6.17       Redemption of Target Preferred Stock.................................................58
         SECTION 6.18       Estoppel Certificates................................................................58
         SECTION 6.19       Statement of Accounts Receivable.....................................................58
         SECTION 6.20       Title Insurance Policies.............................................................59

ARTICLE VII          CONDITIONS TO TARGET'S OBLIGATIONS..........................................................59
         SECTION 7.01       Representations and Warranties.......................................................59
         SECTION 7.02       Covenants............................................................................59
         SECTION 7.03       Officer's Certificate................................................................59
         SECTION 7.04       Opinion of Counsel...................................................................59
         SECTION 7.05       Absence of Changes...................................................................60
         SECTION 7.06       Approvals and Consents...............................................................60
         SECTION 7.07       Injunctions..........................................................................60
         SECTION 7.08       HSR Act..............................................................................60
         SECTION 7.09       Effectiveness of Registration Statement..............................................60
         SECTION 7.10       Stockholder Approval.................................................................60
         SECTION 7.11       Merger...............................................................................60
         SECTION 7.12       Accountants' Letters.................................................................60
         SECTION 7.13       Financial Statements.................................................................61
         SECTION 7.14       Registration Rights Agreement........................................................61
         SECTION 7.15       Shareholders Agreement...............................................................61
         SECTION 7.16       Fairness as to Target Preferred Stock................................................61

ARTICLE VIII         TERMINATION AND AMENDMENT...................................................................62
         SECTION 8.01       Termination..........................................................................62
         SECTION 8.02       Effect of Termination.            ...................................................63
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ARTICLE IX           MISCELLANEOUS...............................................................................66
         SECTION 9.01       Survival of Agreements and Representations and Warranties............................66
         SECTION 9.02       Incorporation of Exhibits............................................................66
         SECTION 9.03       Notices..............................................................................66
         SECTION 9.04       Descriptive Headings.................................................................67
         SECTION 9.05       Assignment; Binding Effect; Benefit..................................................67
         SECTION 9.06       Counterparts.........................................................................68
         SECTION 9.07       Entire Agreement.....................................................................68
         SECTION 9.08       Governing Law and Consent to Jurisdiction............................................68
         SECTION 9.09       Fees and Expenses....................................................................68
         SECTION 9.10       Non-Recourse.........................................................................68
         SECTION 9.11       Enforcement..........................................................................69
         SECTION 9.12       Severability.........................................................................69
         SECTION 9.13       Amendment............................................................................69
         SECTION 9.14       Extension; Waiver....................................................................70
         SECTION 9.15       Knowledge............................................................................70
         SECTION 9.16       Interpretation.......................................................................70

SCHEDULES AND EXHIBITS

         Schedule 1.04(a)   Definitions of Total Current Assets and Total Current Liabilities
         Schedule 6.18      Tenants Required to Furnish Estoppel Certificates
         Exhibit A          Form of Articles Supplementary for Acquiror's 9.75% Series B
                            Cumulative Convertible Preferred Stock
         Exhibit B          Form of Articles Supplementary for Acquiror's Series C Cumulative
                            Redeemable Preferred Shares
         Exhibit C          Form of Affiliate Letter
         Exhibit D          Form of Estoppel Certificate
         Exhibit E          Form of Shareholder and Voting Trust Agreement
         Exhibit F          Form of Guaranty Agreement
         Exhibit G          Form of Registration Rights Agreement

                                       -v-

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated November 12, 1996, by and among Union Property Investors, Inc., a Delaware corporation ("Target"), Kranzco Realty Trust, a Maryland real estate investment trust ("Acquiror;" Acquiror and its directly or indirectly majority-owned subsidiary corporations and partnerships, taken together on a consolidated basis, are collectively referred to herein as the "Company;" and such subsidiary corporations and partnerships are individually referred to herein as "Acquiror Subsidiaries"), and KRT Union Corp. ("Newco"), a Delaware wholly-owned subsidiary of Acquiror organized solely for the purpose of consummating the merger and the other transactions hereby contemplated.

         WHEREAS, the Board of Directors of each of Target and Acquiror have determined that it is in the best interests of their respective entities and stockholders to consummate the business combination transaction provided for herein, pursuant to which Target will, on the terms and subject to the conditions set forth herein, merge with and into Newco so that Newco will be the surviving entity and a qualified real estate investment trust ("REIT") subsidiary within the meaning of Section 856(i)(2) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, for federal income tax purposes, the merger is intended to be treated as a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Code, and for accounting purposes shall be accounted for as a "purchase"; and

         WHEREAS, the parties hereto desire to make certain covenants, representations, warranties and agreements in connection with the merger and also to prescribe certain conditions to the merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01 The Merger.

         (a) Upon the terms and subject to the conditions hereof and in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"), on the first business day following the satisfaction or waiver of the conditions set forth in Article VI and Article VII, unless the parties shall otherwise agree, a closing (the "Closing") of the merger of Target with and into Newco in accordance with this Agreement with the separate corporate existence of Target thereupon ceasing (the "Merger") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, at 9:00 a.m. (local time) or such other place or time as the parties shall agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".


         (b) Concurrently with the Closing, a certificate of merger (the "Delaware Merger Certificate"), in form and substance reasonably satisfactory to Acquiror and Target, providing for the merger of Target with and into Newco shall be duly prepared, executed and filed by Newco, as the surviving corporation (the "Surviving Corporation"), with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL and the Merger shall become effective upon the effective date of the filing of the Delaware Merger Certificate, or at such later time as the parties shall have agreed upon and designated in the Delaware Merger Certificate in accordance with the DGCL. The date and time the Merger becomes effective is referred to herein as the "Effective Time".

         SECTION 1.02 Effects of the Merger.

         (a) The Merger shall have the effects set forth in the DGCL and as hereinafter set forth. Immediately following the Merger, the Surviving Corporation shall (i) continue its corporate existence under the laws of the State of Delaware, (ii) be a wholly-owned, qualified REIT subsidiary of Acquiror, and (iii) succeed to all rights, assets, liabilities and obligations of Target and Newco in accordance with the DGCL. At the Effective Time, in accordance with the relevant provision of the DGCL, the separate existence of Target shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of each of Newco and Target and shall be subject to all the debts and liabilities of each in the manner provided by the DGCL.

         (b) At the Effective Time each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall remain outstanding and by reason of the Merger and without any action by the holder thereof represent one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation. As a result of the Merger and without any action by the holder thereof, (i) all shares of Target's common stock, par value $.01 per share (the "Target Common Stock"), shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and, except as provided in Section 1.03(d), each holder of a Target Certificate (as defined in Section 2.01) representing any shares of Target Common Stock (a "Target Common Stockholder") shall thereafter cease to have any rights with respect to such shares of Target Common Stock, except the right to receive, without interest, the Target Common Stock Consideration (as defined in Section 1.03 below) and cash in lieu of fractional share interests upon the surrender of such Target Certificate in accordance with this Agreement and (ii) all shares of Target's preferred stock, par value $.01 per share (the "Target Preferred Stock"), shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Target Certificate (as defined in Section 2.01) representing any shares of Target Preferred Stock shall thereafter cease to have any rights with respect to such shares of Target Preferred Stock except the right to receive Acquiror Series C Preferred Shares in accordance with Section 1.03.


         (c) Each share of Target Common Stock issued and held in Target's treasury at the Effective Time, if any, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

         SECTION 1.03 Merger Consideration.

         (a) At the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall, by reason of the Merger and without any action by the holder thereof, be converted into the right to receive, subject to adjustment pursuant to Section 1.04 and in addition to the cash to be received, if any, in lieu of the issuance of fractional shares of Acquiror Series B Preferred Shares pursuant to Section 2.02), (i) 0.2980 shares of Acquiror's 9.75% Series B Cumulative Convertible Preferred Shares, par value $.01 per share each with a $25.00 per share liquidation preference (the "Acquiror Series B Preferred Shares"), the form of Articles Supplementary for which is attached as Exhibit A hereto, plus (ii) the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the sum of (1) the aggregate of the payments made by Target for the reduction of the principal amount of the Underlying Debt (as hereafter defined and listed in the Disclosure Letter delivered by Target to Acquiror simultaneously with the execution and delivery of this Agreement (the "Target Disclosure Letter")), and (2) the amount paid for the redemption of the Target Preferred Stock, in each case from September 30, 1996 through the date one day prior to the Closing Date (the aggregate of such payments is referred to hereinafter as "Closing Adjustment Payments"), by $25, divided by (B) 3,789,171, plus (iii) if the unpaid Merger Expenses (as defined below) are equal to or less than $2,000,000, the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the excess of $2,000,000 over the aggregate of all unpaid Merger Expenses substantiated to Acquiror's reasonable satisfaction, by $25, divided by (B) 3,789,171 minus (iv) if the unpaid Merger Expenses are greater than $2,000,000, the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the excess of the unpaid Merger Expenses over $2,000,000 by $25, divided by (B) 3,789,171. The right to receive Acquiror Series B Preferred Shares pursuant to this Section 1.03(a) (as adjusted pursuant to Section 1.04), and the cash to be received, if any, in lieu of the issuance of fractional shares of Acquiror Series B Preferred Shares pursuant to Section 2.02, is hereinafter referred to as the "Target Common Stock Consideration". "Merger Expenses" shall mean (i) all investment banking fees and disbursements (including, without limitation, finders fees), legal fees and disbursements, and accounting fees and disbursements, in each case incurred by Target in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated by this Agreement and the Ancillary Documents (as defined below), plus (ii) the lesser of (A) $200,000 and (B) one-half of the following: all debt assumption and prepayment fees, printing expenses, filing fees, property and other taxes payable in jurisdictions in which Target is, or is required to be, qualified to do business, property transfer taxes, any other fees and expenses paid to obtain any required consents and approvals, and any fees and expenses required to obtain the Target D & O Liability Insurance Tail (as defined below), in each case incurred in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated by this Agreement and the Ancillary Documents.

         (b) At the Effective Time, each share of the Target Preferred Stock (together with the Target Common Stock, the "Target Stock"), issued and outstanding immediately prior to the Effective Time shall, by reason of the Merger and without any action by the holder thereof, be converted into the right to receive one share of Acquiror Series C Cumulative Redeemable Preferred Shares, par value $.01 per share each with a $10.00 per share redemption value and liquidation preference (the "Acquiror Series C Preferred Shares"), the form of Articles Supplementary for which is attached as Exhibit B hereto.

         (c) Notwithstanding Subsection 1.03(a), shares of Target Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder of Target Common Stock ("Dissenting Shares") who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such stock in accordance with the DGCL and is entitled thereto, shall not be converted into the right to receive shares of Acquiror Series B Preferred Shares unless such holder fails to perfect or withdraws or loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses the right to appraisal to which he is entitled, such shares of Target Common Stock shall thereupon be deemed to have been converted into and to represent the right to receive, at the Effective Time, the shares of Acquiror Series B Preferred Shares pursuant to the terms of this Section 1.03, without any interest thereon or addition thereto. Target shall give Acquiror prompt notice of any written demands for appraisal or withdrawals of demands for appraisal received by Target and, except with the prior written consent of Acquiror, shall not make any payment with respect to, or settle or offer to settle any such demands, and, prior to the Effective Time, Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands.

         (d) Except as provided in this Section 1.03, (i) holders of Target Common Stock shall, at and after the Effective Time, by reason of the Merger and without any action by the holder thereof, cease to have any rights with respect to such Target Common Stock, except the right to receive the Target Common Stock Consideration, and (ii) holders of Target Preferred Stock shall, at and after the Effective Time, by reason of the Merger and without any action by the holder thereof, cease to have any rights with respect to such Target Preferred Stock, except the right to receive Acquiror Series C Preferred Shares, in each case in accordance with this Section 1.03.

         SECTION 1.04 Adjustment of Target Common Stock Consideration.

         (a) The parties agree that the number of shares of Acquiror Series B Preferred Shares to be exchanged for each share of Target Common Stock (i) shall be increased, as set forth in Section 1.04(b), to the extent that the amount (the "Adjustment Increase Amount") by which the Total Current Assets (as defined on Schedule 1.04(a) attached hereto) as of the close of business on the day immediately preceding the Closing Date (the "Adjustment Time") exceeds the Total Current Liabilities (as defined on Schedule 1.04(a) attached hereto) as of the

Adjustment Time or (ii) shall be reduced, as set forth in Section 1.04(b), by an amount (the "Adjustment Decrease Amount") equal to the amount by which the Total Current Liabilities (excluding unpaid Merger Expenses) as of the Adjustment Time exceed Total Current Assets as of the Adjustment Time. For purposes of this
Section 1.04, (i) Total Current Assets shall not include the South Carolina Outparcel Proceeds (as defined in Section 5.25) and (ii) Total Current Liabilities shall not include (A) any unpaid Merger Expenses, (B) any unpaid costs and expenses provided for in clauses (2) and (3) of Section 5.25 relating to the South Carolina Outparcel Transfer or (C) up to $19,000 for income taxes accrued by Target in accordance with GAAP but not paid on the Closing Date arising from the South Carolina Outparcel Transfer. Except as otherwise provided in this Agreement, Target shall not take any action after the date hereof, and has not taken any action, that could reasonably be expected to change the Total Current Assets or the Total Current Liabilities during the period from the Adjustment Time to the Effective Time.

         (b) The number of shares of Acquiror Series B Preferred Shares to be exchanged for each share of Target Common Stock shall be increased by the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the Adjustment Increase Amount, by $25, divided by (B) 3,789,171. The number of shares of Acquiror Series B Preferred Shares to be exchanged for each share of Target Common Stock shall be decreased by the number of shares of Acquiror Series B Preferred Shares equal to (A) an amount equal to the result of dividing the Adjustment Decrease Amount, by $25, divided by (B) 3,789,171.

         (c) In order to determine whether any adjustments are required pursuant to this Section 1.04, the parties agree that Target will (i) calculate the Adjustment Increase Amount or Adjustment Decrease Amount, as the case may be, and (ii) deliver to Acquiror on or before the Closing Date an unaudited financial statement (the "Closing Adjustment Statement") and supporting and other substantiating documentation, setting forth in reasonable detail the Total Current Assets and Total Current Liabilities of Target as of the Adjustment Time, together with a letter from Deloitte & Touche, Target's independent public accountants, describing the procedures performed by them concerning the accuracy of the amounts and calculations set forth in, and otherwise containing such statements and information with respect to the Closing Adjustment Statement, in form and substance reasonably satisfactory to Acquiror. In making its calculations, Target shall apply the same accounting methods used by Target in the preparation of Target's unaudited balance sheet as at September 30, 1996.

         SECTION 1.05 Certificate of Incorporation; By-laws; Directors;
Officers.

         (a) The Certificate of Incorporation and By-laws of Newco in effect on the date hereof shall be the Certificate of Incorporation and By-laws of the Surviving Corporation at the Effective Time, and thereafter may be amended in accordance with their respective terms and applicable law.

         (b) The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of and following the Effective Time.


         (c) The officers of Newco immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of and following the Effective Time.

                                   ARTICLE II
                               EXCHANGE OF SHARES

         SECTION 2.01 Surrender of Target Certificates. Prior to the Effective Time, Acquiror shall make available to an exchange agent selected by Acquiror, which shall be Acquiror's transfer agent, or such other party reasonably acceptable to Target (the "Exchange Agent"), in trust for the benefit of the holders of Target Common Stock and Target Preferred Stock, for exchange in accordance with this Article II, the amount of cash payable in lieu of fractional shares pursuant to Section 2.02 and the certificates representing the aggregate number of shares of Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares, respectively, to be issued pursuant to Section 1.03. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented shares of Target Common Stock or Target Preferred Stock (collectively, the "Target Certificates" and individually, a "Target Certificate") a letter of transmittal and instructions for use in effecting the surrender of Target Certificates in exchange for cash in lieu of fractional shares, after giving effect to any required withholding tax, and certificates representing shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares, respectively, and cash in lieu of fractional shares, if applicable, after giving effect to any required withholding tax. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to Target Certificates shall pass, only upon delivery of the Target Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Acquiror shall reasonably specify. Upon surrender of a Target Certificate representing shares of Target Common Stock to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such

Target Certificate shall be entitled to receive in exchange therefor shares of Acquiror Series B Preferred Shares and cash in lieu of fractional shares, pursuant to Section 1.03 and subject to Section 2.06, for each share of Target Common Stock formerly represented by such Target Certificate, and the Target Certificate so surrendered shall forthwith be canceled. Upon surrender of a Target Certificate representing shares of Target Preferred Stock to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Target Certificate shall be entitled to receive in exchange therefor shares of Acquiror Series C Preferred Shares pursuant to the terms of Section 1.03 and the Target Certificate so surrendered shall be cancelled. Until surrendered as contemplated by this Article II, from and after the Effective Time, each Target Certificate shall be deemed to represent only the right to receive the above described consideration for each share of Target Common Stock or Target Preferred Stock formerly represented by such Target Certificate, and shall not evidence any interest in Acquiror or Newco. If a certificate representing shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares is to be issued to and cash is to be paid in lieu of fractional shares to a person other than the one in whose name the Target Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that such Target Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer), with signatures guaranteed, if requested, and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

         SECTION 2.02 No Fractional Shares for Acquiror Series B Preferred Shares; Cash Payments.

         (a) No certificate or scrip representing fractional shares of Acquiror Series B Preferred Shares shall be issued upon the surrender for exchange of Target Certificates representing shares of Target Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror. The fractional shares of Acquiror Series B Preferred Shares to be received by each Target Common Stockholder will be aggregated so that no Target Common Stockholder will receive cash in an amount equal to or greater than the value of one full share of Acquiror Series B Preferred Shares. In lieu of any such fractional share, the Exchange Agent shall pay, subject to Section 2.06, to each Target Common Stockholder who otherwise would be entitled to receive a fractional share of Acquiror Series B Preferred Shares an amount of cash determined by multiplying $25 by the fraction of a share of Acquiror Series B Preferred Shares to which such holder would otherwise be entitled. The transfer of cash to Target Common Stockholders in lieu of fractional shares of Acquiror Series B Preferred Shares, if any, is solely for the purpose of avoiding the expense and inconvenience to Acquiror of accounting for fractional shares and does not represent separately bargained-for consideration.

         (b) Acquiror shall make available to the Exchange Agent sufficient funds as and when necessary to enable the Exchange Agent to make the cash payments to be made in lieu of the issuance of fractional shares under Section
2.02. In no event shall interest be paid or accrued on any such cash payments. The cash amount to be paid to the holders of Target Common Stock pursuant to
Section 2.02 shall be rounded up to the nearest cent.

         SECTION 2.03 No Dividends. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares with a record date after the Effective Time shall be paid to the holder of any Target Certificate with respect to the Acquiror Series B Preferred Shares or the Acquiror Series C Preferred Shares represented thereby until the holder of record of such Target

Certificate shall surrender such Target Certificate for exchange as provided herein. Dividends or other distributions with a record date after the Effective Time payable in respect of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares held by the Exchange Agent shall be paid to the Exchange Agent and held in trust for the benefit of such holders of Target Certificates. Following surrender of any previously unsurrendered Target Certificate surrendered for exchange as provided herein, there shall be paid to the record holder of the certificates representing shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares, respectively, and (ii) at the date of payment of any dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, the amount of such dividends or other distributions payable with respect to such shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares, respectively.

         SECTION 2.04 Return to Acquiror. Any shares of Acquiror Series B Preferred Shares or Series C Preferred Shares and any cash in lieu of fractional share interests made available to the Exchange Agent and not exchanged for Target Certificates within 12 months after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Target Certificates representing Target Common Stock or Target Preferred Stock and unclaimed at the end of such 12 month period shall be redelivered or repaid by the Exchange Agent to Acquiror, after which time any holder of Target Certificates who has not theretofore delivered or surrendered such Target Certificates to the Exchange Agent, subject to applicable law, shall look only to Acquiror for the consideration to be paid pursuant to the terms of
Section 1.03 and, if applicable, the dividends or distributions to be paid pursuant to Section 2.03. Notwithstanding the foregoing, none of the Exchange Agent, the Surviving Corporation or any other party hereto shall be liable to a holder of Target Common Stock or Target Preferred Stock for any shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares, respectively, cash in lieu of fractional share interests, if applicable, or dividends or distributions delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         SECTION 2.05 No Further Transfer. Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Common Stock or Target Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Target Certificates issued prior to the Effective Time are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for shares of Acquiror Series B Preferred Shares or Acquiror Series C Preferred Shares as provided in this Article II. Target Certificates surrendered for exchange by any person (an "Affiliate") constituting an "affiliate" of Target for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "1933 Act"), shall not be exchanged until Acquiror has received a written agreement from such person as provided in Section 5.21.

         SECTION 2.06 Withholding Rights. The Exchange Agent and the Surviving Corporation shall be entitled to deduct and withhold from the payment of any Target Common Stock Consideration, cash in lieu of fractional share interests, and any other consideration payable to any holder of the Target Stock (a "Target Stockholder") pursuant to this Agreement, such amounts as the Exchange Agent or the Surviving Corporation may be required to deduct and withhold under the Code, or any provision of any state, local or foreign law. To the extent that any amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Target Stockholder.


         SECTION 2.07 Lost, Stolen or Destroyed Certificates. In the event that any Target Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Target Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation in its sole discretion, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Target Certificate, the Exchange Agent or the Surviving Corporation shall exchange for such lost, stolen or destroyed Target Certificate such Acquiror Series B Preferred Shares, Acquiror Series C Preferred Shares, cash, dividends and distributions to which such person would otherwise have been entitled had such Target Certificate been surrendered in accordance with Section 2.01.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Target represents and warrants to Acquiror and Newco as follows:

         SECTION 3.01 Organization and Good Standing. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate, lease and Encumber its properties and assets and to carry on its business as it is now being conducted. Target is duly qualified or licensed to do business as a foreign corporation, and is in good standing, under the laws of
(a) each jurisdiction listed in the Target Disclosure Letter and (b) each other jurisdiction in which the character of the properties owned, operated, leased or Encumbered by Target therein or in which the carrying on of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing could not reasonably be expected to have a Target Material Adverse Effect. "Target Material Adverse Effect" means, with respect to Target, any event or events that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Target or the Target Properties (as defined in Section 3.06), taken as a whole. For the purposes of this Agreement, a Target Material Adverse Effect shall be deemed to have occurred to the extent that any one or more events, individually or in the aggregate, could reasonably be expected to (i) adversely affect Target's gross revenues by $500,000 or more during any 12-month period, or (ii) have a cost to remedy, or result in an expense or liability to Target, the Company or Newco, or acceleration of the payment of any obligation of Target (collectively, a "Target Remediation Cost"), of $500,000 or more, or (iii) adversely affect the value of the Target Properties by $2,500,000 or more. The amounts (i) of any effect on Target's gross revenues and (ii) any Target Remediation Costs in case of each of clauses (i), (ii) and (iii) that could reasonably be expected to result from such one or more events, are hereinafter referred to as the "Target Costs." Notwithstanding the foregoing, a Target Material Adverse Effect shall not be deemed to have occurred if (A) any one or more of the events giving rise to a Target Cost or loss of value is covered by insurance and Target has a right to receive payments pursuant to such insurance policy as a result of such event or events, (B) the aggregate amount of Target Costs and/or loss of value does not exceed $2,500,000 or $5,000,000, respectively, and (C) after giving effect to the application of such insurance proceeds, the aggregate amount of Target Costs and/or the loss of value is less than $500,000 or $2,500,000, respectively. Target has delivered to Acquiror true, correct and complete copies of its Certificate of Incorporation and By-laws, each as amended to date. Any effects on Target's gross revenues or the value of the Target Properties that is attributable to any default, diminution of rent or rejection under any Target Lease by any tenant that is the subject of any bankruptcy proceedings on the date hereof shall not be included in any determination of whether a Target Material Adverse Effect has occurred or in any calculation of Target Costs.

         SECTION 3.02 Capitalization of Target. The authorized capital stock of Target consists of (i) 20,000,000 shares of Target Common Stock, of which 3,789,171 shares are issued and outstanding as of the date hereof, and (ii) 650,000 shares of Target Preferred Stock, of which 395,834 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Target Common Stock and Target Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights with no personal liability attaching to the ownership thereof. Target has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the holders of Target Common Stock on any matter. Except as set forth in the Target Disclosure Letter, Target does not have and is not bound by, and at the Effective Time, will not have or be bound by, any outstanding subscriptions, options, warrants, calls, convertible securities, rights, or other contracts, commitments, agreements, arrangements or understandings (collectively, "Contracts") of any character, to or by which Target is a party or is bound, which, directly or indirectly, obligate Target to issue, deliver, transfer or sell any shares of Target Common Stock or Target Preferred Stock or any other equity or debt security of Target or any securities representing the right to purchase or otherwise receive any shares of Target Common Stock or Target Preferred Stock or any other equity or debt security of Target. After the Effective Time, the Surviving Corporation will have no obligation to issue, deliver, transfer or sell any shares of capital stock or other equity interest of Target or the Surviving Corporation pursuant to any employee benefit plan of Target.

         SECTION 3.03 Authority of Target. Target has all requisite corporate power and authority to execute and deliver this Agreement and the documents (the "Ancillary Documents") needed to consummate the Merger and the other transactions contemplated by this Agreement to which Target is a party, and, subject to approval by the Target Stockholders in accordance with the DGCL, to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, and to take all other actions required to be taken by it pursuant to the provisions hereof and the Ancillary Documents. The execution, delivery and performance by Target of this Agreement and the Ancillary Documents to which Target is a party, the consummation by Target of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, have been duly and validly authorized and approved by all requisite corporate action of Target and no other corporate proceedings on the part of Target are necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Documents, to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, other than the approval of the Merger and adoption of this Agreement and the Ancillary Documents by the Target Stockholders in accordance with the DGCL. This Agreement and each of the Ancillary Documents to which Target is a party have been duly and validly executed and delivered by Target and constitute valid and binding agreements of Target, enforceable against Target in accordance with their respective terms, except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy.

         SECTION 3.04 Consents and Approvals; No Violations. Except as set forth in the Target Disclosure Letter and for applicable requirements of the 1933 Act, Securities Exchange Act of 1934, as amended (the "1934 Act"), state Blue Sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, the filing and recordation of the Delaware Merger Certificate, as required by the DGCL, and such filings, authorizations, orders and approvals as may be required under State "control share acquisition", "antitrust" or other similar statutes or regulations, or such filings, authorizations, orders and approvals as may be required under the By-laws of the National Association of Securities Dealers, Inc. ("NASD") (collectively, the "Target Required Filings"), no filing or registration with, and no consent, authorization, declaration or approval of, any governmental body, court, arbitration board, tribunal or authority ("Governmental Entity"), or any third party, is necessary for the execution, delivery and performance by Target of this Agreement or any of the Ancillary Documents or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. The Target Disclosure Letter sets forth a true, correct and complete list of all filings, registrations, consents, authorizations, declarations or approvals necessary to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents (the "Target Consents"). Except as set forth in the Target Disclosure Letter, subject to approval by the Target Stockholders in accordance with the DGCL, neither the execution, delivery and performance by Target of this Agreement or any of the Ancillary Documents nor the consummation by Target of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents will (i) constitute any violation or breach of any provision of the Certificate of Incorporation or By-laws of Target, or (ii) constitute any violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, pledges, mortgages, deeds of trust, security interests, claims against title, charges, options or other encumbrances ("Encumbrances") upon any of the properties of Target under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Target Contract (as defined below), or any franchise, permit, concession, Contract, or other instrument, or other obligation to which Target is a party, or by which Target or any of its properties is bound or affected except, with respect to this clause (ii), for those which could not have a Target Material Adverse Effect.

         SECTION 3.05 Public Reports. Target has delivered to Acquiror true, correct and complete copies of (i) its Annual Report on Form 10-KSB for the year ended December 31, 1995, (ii) its Quarterly Report on Form 10-QSB for the three months ended March 31, 1996, (iii) its Quarterly Report on Form 10-QSB for the six months ended June 30, 1996, and (iv) all other registration statements, reports, proxy statements, information statements and other documents filed by Target with the Securities and Exchange Commission since December 31, 1995 (the "SEC"); in each case including all exhibits, amendments and supplements thereto and each of such documents is in the form (including exhibits, amendments and supplements thereto) filed with the SEC (collectively, the "Target SEC Reports"). Each of the Target SEC Reports was filed with the SEC in a timely manner. The Target SEC Reports constitute all registration statements, reports, proxy statements, information statements and other documents required to be filed by Target since December 31, 1995 under the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Target SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Since December 31, 1995, Target has not received from the SEC any comments, or requests for additional information, with respect to any Target SEC Report.

         SECTION 3.06 Real Property; Contracts and Leases Relating to Real Property.

         (a) The Target Disclosure Letter contains a true, correct and complete list by street address of all of the real estate properties owned by Target. The Target Disclosure Letter or the title reports and surveys with respect to the real estate properties owned by Target listed in the Target Disclosure Letter (collectively, the "Existing Target Title Documents") (in each case true, correct and complete copies of which Existing Target Title Documents have been delivered to Acquiror) set forth all improvements thereon (including, without limitation, (i) the buildings and other structures and parking areas located thereon and (ii) any easements, rights of way, privileges and appurtenances thereto relating to such real estate properties). The real estate properties owned by Target and improvements thereon (including, without limitation, (i) the buildings and other structures and parking areas located thereon and (ii) any easements, rights of way, privileges and appurtenances thereto relating to such real estate properties) are hereinafter referred to as the "Target Properties." Except as set forth in the Target Disclosure Letter or in the Existing Target Title Documents, Target owns fee simple title to each of the Target Properties, free and clear of Encumbrances, and the Target Properties are not subject to any rights of way, written agreements, or Property Laws (as defined below) affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") except for (i) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including, without limitation, zoning regulations, that, individually or in the aggregate, do not materially and adversely affect the current use of the property or materially detract from the value of the property and (ii) Property Restrictions disclosed on the Existing Target Title Documents.

         (b) To Target's knowledge, except as set forth in the Target Disclosure Letter or in the Existing Target Title Documents, Target has (i) all certificates, permits and licenses from all Governmental Entities having jurisdiction over any of the Target Properties and (ii) all agreements, easements and other rights, that are necessary to permit the lawful use and operation of the buildings and improvements on any and all of the Target Properties or are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any and all of the Target Properties (any such agreement, easement or other right referred to in this clause (ii) shall hereafter be referred to as a "Target REA Agreement") except, in the case of clauses (i) and (ii) of this paragraph, those the failure to obtain of which could not reasonably be expected to have a Target Material Adverse Effect. Each Target REA Agreement is in full force and effect, and there is no pending threat of modification or cancellation of any of same. Target is not, and to Target's knowledge no person has asserted, or is threatening to assert, that Target is, in default under any Target REA Agreement except for those which could not have a Target Material Adverse Effect.

         (c) Except as set forth in the Target Disclosure Letter or in the Existing Target Title Documents, to Target's knowledge, (i) the Target Properties, and the size of, use of, occupancy of, improvements on, construction on, and access to, the Target Properties (the "Target Property Uses"), are in compliance in all material respects with all federal, state and municipal laws, ordinances, orders, regulations, codes, zoning regulations, certificates, permits, licenses and requirements, including, without limitation, those relating to subdivision, building, safety, fire, health, and sewage connection, treatment and disposal ("Property Laws"), affecting all or any portion of all or any of the Target Properties; (ii) the Target Properties, and the Target Property Uses, are not, and no person or Governmental Entity has asserted, or is threatening to assert, that the Target Properties, or the Target Property Uses, are, in violation of any Property Laws; (iii) there are no pending or threatened proceedings or actions that could reasonably be expected to in any manner materially and adversely affect the Target Property Uses; and (iv) to Target's knowledge, no betterment assessments have been levied against, and no condemnation or rezoning proceedings, or proceedings requiring any public installations or improvements, are pending or threatened with respect to, any of the Target Properties.

         (d) Except as set forth in the Target Disclosure Letter or in the engineering reports, true, correct and complete copies of which Acquiror has obtained prior to the date hereof, to Target's knowledge, (i) there is no Target Property with building systems not in working order; (ii) there is no physical damage to any Target Property in excess of $10,000 for which there is no insurance in effect covering the full cost of the restoration, ordinary wear and tear excepted; (iii) there are no structural defects relating to any of the Target Properties; and (iv) there is no current renovation or restoration or tenant improvements to any Target Property the cost of which exceeds $10,000.


         (e) Target has delivered to Acquiror true, correct and complete copies of (i) all of the following Contracts to which Target is a party relating to real property owned or leased by Target: (A) all documents evidencing any indebtedness secured by the Target Properties (the "Target Underlying Debt"),
(B) the Target Leases (as defined in Section 3.07), (C) all other service, equipment, supply, maintenance, management and other Contracts providing for payments in excess of $10,000 annually unless the same are terminable by Target by notice of not more than 90 days for a cost of less than $10,000, (D) outstanding Contracts relating to the development or construction of any Target Properties, (E) all leases pursuant to which Target, as lessee, leases personal property providing for payments in excess of $10,000 annually or leases real property, (F) all outstanding options pursuant to which Target has granted, or been granted, an option to purchase real property, and (G) any and all amendments and supplements to all of the foregoing (collectively, as amended or supplemented, the "Target Property Contracts"); (ii) all loan or credit agreements, notes, debentures, bonds, mortgages, indentures, deeds of trust, or Contracts, instruments or other obligations for borrowed money to which Target is a party, and all amendments and supplements to all of the foregoing, (X) pursuant to which any indebtedness of Target in excess of $10,000 is outstanding or may be incurred or is evidenced or (Y) which may result in or evidences total payments or liabilities to Target in excess of $10,000 (as amended or supplemented, the "Target Loan Contracts"); and (iii) all joint venture, shareholder agreements, operating agreements, partnership agreements or similar Contracts to which Target is a party (together with the Target Property Contracts and the Target Loan Contracts, as amended or supplemented, the "Target Contracts"). For purposes of this Section 3.06, "indebtedness" shall mean, with respect to any person, without duplication, (i) all indebtedness of such person for borrowed money, whether secured or unsecured, (ii) all obligations of such person under conditional sale or title retention agreements relating to property purchased by such person, (iii) all capitalized lease obligations of such person, (iv) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (v) all guarantees of such person of any indebtedness of any other person. The Target Disclosure Letter contains a true, correct and complete list of the Target Contracts. The Target Contracts are valid, subsisting and in full force and effect with respect to Target, and, to Target's knowledge, with respect to the other parties to the Target Contracts. Target is not, and to Target's knowledge no person has asserted, or is threatening to assert, that Target is, in material default under any Target Contract providing for payments in excess of $10,000 annually. No existing use of any of the Target Properties constitutes, and to Target's knowledge no person has asserted, or is threatening to assert, that any existing use of any of the Target Properties constitutes, a conflict with any exclusive rights granted to any person under any of the Target Contracts providing for payments in excess of $10,000 annually. To Target's knowledge, no party to any Target Contract providing for payments in excess of $10,000 annually is in default under such Target Contract. To Target's knowledge, there does not exist any condition which, with the giving of notice or the passage of time or both, would cause such a violation or default under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrances upon any of the Target Properties under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Target Contract providing for payments in excess of $10,000 annually, or any license, franchise, permit or concession or other instrument, or other obligation to which Target is a party, or by which Target or any of the Target Properties is bound or affected. None of the Target Contracts (other than the Target Leases) contain any provision which would prevent the Acquiror or the Surviving Corporation from occupying and using all or any portion of the Target Properties, or any property or assets leased by Target, in the same manner and on the same terms and conditions as Target is so occupying or using it.

         (f) Target has delivered to Acquiror true, correct and complete copies of (i) each permanent or temporary Certificate of Occupancy with respect to any of the Target Properties which Target has in its possession and (ii) all manufacturers' and contractors' warranties and guarantees currently in effect with respect to the Target Properties which Target has in its possession.

         (g) Each of the Target Properties is separately assessed for tax purposes. Target has delivered to Acquiror true, correct and complete copies of the most recent real estate tax bills for each of the Target Properties.

         SECTION 3.07 Leases.

         (a) The Target Disclosure Letter contains a true, correct and complete rent roll for all leases, licenses and tenancies, each as amended and supplemented ("Target Leases") covering all or each portion of the Target Properties (the "Target Rent Roll"). The Target Rent Roll includes or describes for each Target Lease, the name and address of the tenant, the space leased, the current balances of security and other deposits, the current base rent the tenant is obligated to pay thereunder, and the amount of percentage rent most recently paid. Target has delivered to Acquiror a true, correct and complete statement evidencing common area maintenance billings and real estate tax escalations under each Target Lease.

         (b) Except as set forth in the Target Disclosure Letter, (i) to Target's knowledge, each of the Target Leases is valid and subsisting and in full force and effect; (ii) no Tenant is controlled by, under common control with or controls Target; (iii) the tenant under each of the Target Leases is in actual possession of the leased premises; (iv) no tenant under any Target Lease is in arrears for the payment of rent for any month preceding the month of the date of this Agreement or to Target's knowledge otherwise in default of such tenant's lease obligations; (v) to Target's knowledge, no tenant under any Target Lease intends to vacate prior to the termination of its lease; (vi) there are no pending summary proceedings or other legal actions by Target for eviction under any Target Lease; (vii) all decorating, repairs, alterations, or other work required to be performed by Target under the Target Leases, or the costs to be reimbursed to any tenant under any Target Lease, has been performed or, if required, reimbursed; (viii) no space subject to any Target Lease is occupied rent free or at a rental rate reduced from the rates stated in the Target Rent Roll; and (ix) none of the Target Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, other than to lenders, except as described in the Target Disclosure Letter. Target has not collected payment of rent (other than security deposits) accruing for a period which is more than one month beyond the date of collection. All brokerage or leasing commissions payable by the landlord with respect to Target Leases have been paid in full and there are no commissions payable with respect to renewals or extensions of any Target Lease. There are no material unsatisfied obligations wherein rent and/or other obligations of the tenant in other buildings or improvements have been assumed by Target.

         (c) Except as shown in the Target Disclosure Letter, to Target's knowledge, no tenant, licensee or occupant under any of the Target Leases has notified Target in writing of any claim, offset or defense which would materially affect the collection of rent from such tenant.

         (d) The Target Disclosure Letter sets forth a true, correct and complete list of all written or oral legally enforceable commitments made by Target to lease any of the Target Properties or any portion thereof which has not yet been reduced to a written lease. To Target's knowledge, no person has asserted, or is threatening to assert, that any of such written or oral commitments is not legally enforceable. Target has delivered to Acquiror true, correct and complete copies of all such written commitments and the Target Disclosure Letter provides with respect to each such oral commitment the principal terms of such commitment, including, if applicable, those items set forth in Section 3.07(a).

         SECTION 3.08 Tenant Improvements. The Target Disclosure Letter contains
(i) a true, correct and complete list of all unpaid tenant improvements being conducted by Target and (ii) to Target's knowledge, the aggregate amount of all unpaid tenant improvements for all Target Properties do not exceed $25,000. Target has delivered to Acquiror true, correct and complete copies of any and all Contracts, plans, specifications and agreements in connection with all uncompleted tenant improvements and all completed tenant improvements which have not been fully paid for or with respect to which there exists a dispute between Target, the tenant and/or any contractor or subcontractor with respect to such improvements.

         SECTION 3.09 Environmental Matters. Except as set forth in any of the environmental assessments or other environmental reports (i) identified in the Target Disclosure Letter and in the possession of Target with respect to the Target Properties (the

"Target Environmental Reports"), true, correct and complete copies of which have been delivered to Acquiror or (ii) prepared for Acquiror with respect to the Target Properties:

         (a) the activities, operations and business carried out by Target at or on the Target Properties are in compliance, in all material respects, with all applicable federal, state or local environmental laws, ordinances, rules and regulations including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing ("Environmental Laws");

         (b) no lien has been imposed on the Target Properties by any federal, state or local Governmental Entity in connection with a violation of any Environmental Laws at or on the Target Properties;

         (c) Target has no knowledge (i) of any pending or threatened litigation or proceedings before any Governmental Entity in which any person or entity alleges Target's violation or threatened violation of any Environmental Laws or
(ii) that any Governmental Entity has determined that Target is in violation of any Environmental Laws in connection with the Target Properties; and

         (d) to Target's knowledge, no hazardous substances ("Hazardous Materials"), including, without limitation, any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material as defined by any Environmental Laws as hazardous have been treated, stored or disposed of, or otherwise deposited in or on the Target Properties, including, without limitation, the surface waters and subsurface waters of the Target Properties; no spills, releases, discharges, or disposals of Hazardous Materials have occurred or are presently occurring on or from any of the Target Properties, in violation of any Environmental Law; there are no substances or conditions in or on the Target Properties or any other parcels of land which may affect the Target Properties or the use thereof or which may support a claim or cause of action under any Environmental Law. To Target's knowledge, there are no underground tanks at the Target Properties and no part of the Target Properties lies in a flood plain or constitutes "wetlands." Target is not aware of any inaccuracies in the Target Environmental Reports. For purposes of this Section, Hazardous Materials shall not include substances sold or used by tenants under the Target Leases provided such use or sale is in the ordinary course of such tenant's business and is in compliance with all applicable laws, rules or regulations.

         SECTION 3.10 Insurance. True and complete copies of all insurance policies carried by Target or pursuant to which the Target Properties are insured have been provided to Acquiror, all of such policies are in full force and effect as of the date hereof, all premiums due and payable in respect of such policies have been paid, and, except as set forth in the Target Disclosure Letter, no claims have been made against any such policies as of the date hereof. Target has not received any written notice from any insurance company which has issued a policy with respect to the Target Properties or from any board of fire underwriters (or other body exercising similar functions) (i) claiming any defects or deficiencies which have not been cured or corrected, (ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) stating, in effect, that any of such policies will not be renewed or will be renewed at a higher premium than is presently payable therefor.

         SECTION 3.11 Absence of Certain Changes. Except as contemplated herein or set forth in the Target Disclosure Letter, since September 30, 1996, (i)

Target has not suffered a Target Material Adverse Effect, or entered into any transaction or conducted its business or operations other than in the ordinary course of operating the Target Properties and other than in connection with Target's exploration of alternatives leading to the execution of this Agreement,
(ii) Target has not entered into or made any Contract, borrowing, capital expenditure or transaction (each, a "Commitment"), other than Commitments of not more than $10,000 annually made in the ordinary course of operating the Target Properties and (iii) Target has made no change in its accounting principles, practices or methods.

         SECTION 3.12 No Undisclosed Liabilities. Except as and to the extent set forth or disclosed in the Target Disclosure Letter, the Target SEC Reports or in this Agreement, (i) at September 30, 1996, Target did not have any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise), required by GAAP, consistently applied, to be reflected on a balance sheet of Target, in excess of $10,000 in the aggregate, that were not reflected on Target's September 30, 1996 balance sheet and (ii) since September 30, 1996, Target has not incurred any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) which are required by GAAP, consistently applied, to be reflected on a balance sheet of Target, except liabilities incurred in the ordinary course of operating the Target Properties.

         SECTION 3.13 Litigation. Except as set forth in the Target Disclosure Letter, there are (i) no continuing orders, injunctions, judgements or decrees of any court, arbitrator or other Governmental Entity, to which Target is a party or by which any of the Target Properties are bound or, to Target's knowledge, to which any of Target's directors, officers, employees or agents (in each case, in his capacity as such) is a party or by which any of Target's properties or assets are bound, that could reasonably be expected to have a Target Material Adverse Effect or prevent or delay the consummation of Merger and the other transactions contemplated by this Agreement and the Ancillary Documents and (ii) there are no actions, suits or proceedings pending (or to Target's knowledge, threatened), at law or in equity, against Target or, to Target's knowledge, against any of Target's directors, officers, employees or agents in their capacities as such, that seek equitable relief or claim damages in excess of $10,000, or that could reasonably be expected to have a Target Material Adverse Effect or prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, or result in the rescission of the issuance of any Target Common Stock.

         SECTION 3.14 Compliance with Applicable Law. To Target's knowledge, Target is not in violation of any order of any Governmental Entity, or any law, ordinance, governmental rule or regulation to which Target or any of the Target Properties is subject, where such violation or violations could reasonably be expected to have a Target Material Adverse Effect. Target has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or items or to take any such action could reasonably be expected to have a Target Material Adverse Effect. Without limiting the generality of the foregoing, to Target's knowledge neither Target nor (i) any consultant or employee or (ii) any person who is or was an officer, director or affiliate of Target, has, directly or indirectly, made, promised to make, or authorized the making of, an offer, payment or gift of money or anything of value to any government official, political party or employee, agent or fiduciary of a customer, to obtain a Contract for or to influence a decision in favor of Target where such offer, payment or gift was or would be, if made, in violation of any applicable law, ordinance, governmental rule or regulation, nor have any of them maintained for this purpose cash or anything of value, in an account or otherwise, not properly and accurately accounted for on the books and records of Target.

         SECTION 3.15 Taxes. (a) Except as set forth in the Target Disclosure Letter, Target has timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and such returns are complete, accurate and comply with all applicable law in all material respects. True, correct and complete copies of all federal, state, local and foreign tax returns filed by Target and all communications relating thereto have been delivered to Acquiror. Target has not executed or filed with any tax authority any Contract now in effect extending the period for assessment or collection of any income or other Taxes (as defined below), and no extension of time with respect to any date on which a tax return was or is to be filed by Target is in force. Except as set forth in the Target Disclosure Letter, Target is not a party to any action or proceeding for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted or threatened against it. There is no dispute or claim concerning any tax liability of Target claimed by any tax authority. To Target's knowledge, no claim has ever been made by a tax authority in a jurisdiction where Target does not file tax returns that Target is or may be subject to taxation in such jurisdiction. There are no security interests on any of the Target Properties that arose in connection with any failure (or alleged failure) of Target to pay Taxes. Target has never entered into a closing agreement pursuant to Section 7121 of the Code.

         (b) Target has timely paid or caused to be paid all Taxes (as defined below), including, without limitation, all transfer Taxes, if any, (i) shown as due on its returns, (ii) which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by Target,
(iii) which became due and payable as a result of the transfer by Milestone Properties, Inc. ("Milestone") to Target of any assets or properties, or the distribution by Milestone of Target Common Stock to the stockholders of Milestone or (iv) are otherwise due and payable. Target has properly accrued all Taxes for all periods subsequent to the periods covered by such returns. Except as set forth in the Target Disclosure Letter, Target has withheld from employees and paid over to the appropriate taxing authority all income, social security, and other payroll Taxes required to be withheld and paid over. For purposes of this Agreement, "Taxes" shall mean any and all taxes (including, without limitation, transfer taxes), levies, duties or other assessments in the nature of taxes imposed by any federal, state, local or foreign taxing authority.

         (c) Target is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code and Target will furnish Acquiror at Closing with an affidavit to that effect.

         (d) Target has not (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Target or (ii) been a party to a tax sharing agreement or similar arrangement.

         (e) Target is not required and has not agreed to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law by reason of a change in accounting method initiated by it or any other relevant party, nor has any knowledge that the IRS or any taxing authority has proposed any such adjustment or change in accounting method, nor has any application pending with any taxing authority requesting permission for any changes in accounting methods that related to the business or assets of Target.

         (f) Target is not a party to any contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of
Section 280G of the Code in connection with the Merger.

         (g) Target has not been party to an election under Section 338 of the Code and Target has no liability for the taxes of any person (other than Target) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         SECTION 3.16 Financial Statements and Condition. Except as set forth in the Target Disclosure Letter, Target's (i) audited balance sheets and related statements of revenues, cash flow and stockholders' equity, including the notes thereto, at and for the year ended December 31, 1995 (the "Target Financial Statements") and (ii) unaudited balance sheet and related statements of income and cash flows at and for the nine month period ended September 30, 1996 (the "Target Interim Financial Statements") are attached to the Target Disclosure Letter or attached to the Target SEC Reports. The Target Financial Statements and the Target Interim Financial Statements present fairly, in all material respects, Target's financial position and results of operations at the dates and for the periods reflected therein, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein or, in the case of the Target Interim Financial Statements, for normal audit and accrual adjustments.

         SECTION 3.17 Brokers or Finders. Except as set forth in the Target Disclosure Letter, Target has not entered into any Contract with any agent, broker, investment banker, financial advisor or other firm or person which may result in the obligation of Target, Acquiror or Newco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Except as set forth in the Target Disclosure Letter, to Target's knowledge, no claim for payment of any finder's fees, brokerage or agent's commissions or other like payments has been asserted in connection with the negotiations leading to this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

         SECTION 3.18 Other Interests. Target does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or other person.

         SECTION 3.19 Disclosure. The representations and warranties of Target in this Agreement do not contain any untrue statement of a material fact.

         SECTION 3.20 Vote Required. The affirmative vote of a majority of the outstanding shares of Target Common Stock is the only vote of the holders of any class or series of Target's capital stock necessary under applicable law to permit the execution, delivery and performance by Target of this Agreement and the Ancillary Documents to which Target is a party, and the consummation by Target of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

         SECTION 3.21 Parent Shares. Except as set forth in this Agreement:

         (a) Except as set forth in the Target Disclosure Letter, Target does not, nor do any of its affiliates or associates, beneficially own any voting shares of Acquiror, directly or indirectly.

         (b) Target does not, nor do any of its affiliates or associates, (i) have the right to acquire voting shares of Acquiror (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding (other than this Agreement) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (ii) have the right to vote voting shares of Acquiror pursuant to any agreement, arrangement or understanding.

         (c) Target does not, nor do any of its affiliates or associates, have any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting shares of Acquiror with any other person or entity that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such voting shares of Acquiror.

         For purposes of this Section 3.21 only, (i) "affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person or entity and (ii) "associate," when used to indicate a relationship with any person or entity shall mean (A) any person or entity of which such person or entity is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; or (B) any trust or other estate in which such person or entity has a substantial beneficial interest or as to which such person or entity serves as trustee or in a similar fiduciary capacity; or (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the person or entity or any of its affiliates.


         SECTION 3.22 Target Preferred Stock. Target has paid all accrued and payable dividends on the Target Preferred Stock pursuant to the terms of the Target Preferred Stock through the date hereof.

         SECTION 3.23 Employee Benefit Plans. Target has no employees. Target has no employee benefits plans (within the meaning of Section 3(3) of ERISA) and no other benefit arrangements covering employees of Target. Neither Target nor any entity under common control with Target within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any multiemployer plan (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as otherwise required by Sections 601 through 608 of ERISA, Section 4980B of the Code and applicable state laws, Target does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and Target has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

         SECTION 3.24 Labor Matters. Target is not a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to Target's knowledge, threatened, against Target relating to its business. To Target's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Target.

         SECTION 3.25 Related Party Transactions. Except as set forth in the Target Disclosure Letter, Target has no arrangements, agreements or Contracts with (i) any consultant or employee, (ii) any person who is an officer, director or Affiliate of Target, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate, including, without limitation, those persons and entities listed as Affiliates in the Target Disclosure Letter, or (iii) to Target's knowledge, any person who owns more than 5% of the outstanding Target Common Stock (collectively, "Target Affiliate Contracts"). Target has delivered to Acquiror true, correct and complete copies of all Target Affiliate Contracts. Except as set forth in the Target Disclosure Letter, Target has paid in full or otherwise satisfied and discharged all obligations under the Target Affiliate Contracts that are due.

         SECTION 3.26 Actions of Holders of Target Common Stock. The Target Disclosure Letter sets forth a true, correct and complete list of the number of shares of Target Common Stock held by each Affiliate of Target. From the date hereof until the Effective Time, none of such Affiliates shall sell, transfer or otherwise Encumber his shares of Target Common Stock. Notwithstanding the foregoing, any Affiliate of Target may sell or transfer his shares of Target Common Stock to another Affiliate of Target, provided that (i) the selling or transferring Affiliate shall, within one business day after the date of such sale or transfer, deliver to the Company written notice thereof and (ii) such sale or transfer occurs at least two business days prior to the Closing Date. Each of such persons shall, on or prior to the date hereof, have executed and delivered a letter to Acquiror pursuant to which he shall agree to approve this

Agreement, the Merger and the transactions contemplated by this Agreement and the Ancillary Documents at the Target Stockholders Meeting.

         SECTION 3.27 Books and Records.

         (a) The books of account and other financial records of Target (i) accurately reflect in all material respects the financial transactions and business of Target in accordance with GAAP, and (ii) are consistent in all material respects with the financial statements included in the Target SEC Reports.

         (b) The minute books and other records of Target have been made available to Acquiror, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action taken at such meeting or by unanimous consent of the stockholders and directors of Target. There are no committees of the Board of Directors of Target.

         SECTION 3.28 Fairness Opinion. Target has received the opinion of Societe Generale to the effect that the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, and the consideration to be paid by Acquiror to the holders of Target Common Stock pursuant to the Merger and such other transactions, are fair to the holders of Target Common Stock from a financial point of view.

         SECTION 3.29 No Representation or Warranty. Except as set forth in this Agreement, Target makes no representation or warranty as to the present or former condition or uses of the Target Properties. Acquiror expressly waives any claim whatsoever, except for breach of representation or warranty contained herein, relating to or arising from the physical condition of the Target Properties, including, without limitation, claims arising from the presence of any Hazardous Materials on, at or beneath the Target Properties or otherwise arising under any Environmental Law, whether now or hereinafter in force. Target is not liable or bound in any manner by expressed or implied warranties, guaranties or representations pertaining to the Target Properties or the Target Leases made or furnished by any real estate broker, investment banker, agent, attorney, employee, servant or other person representing or purporting to represent Target, unless the same are specifically set forth herein.

         SECTION 3.30 Obligations of Milestone. The Target Disclosure Letter sets forth a true, correct and complete list of all guarantees and liabilities of Milestone of any indebtedness or other obligations of Target in effect on the date hereof (the "Milestone Obligations"). Target has delivered to Acquiror true, correct and complete copies of all Milestone Obligations.

         SECTION 3.31 Target Directors' and Officers' Liability Insurance Policy. Target has delivered to Acquiror a true, correct and complete copy of Target's directors' and officers' liability insurance policy, as currently in effect (the "Existing Target D & O Liability Insurance Policy").


         SECTION 3.32 South Carolina Outparcel Agreement. Target has delivered to Acquiror a true, correct and complete copy of the Agreement to Sell and Purchase Real Estate, dated December 1995, between Target and CPC-1, a South Carolina limited liability company (the "South Carolina Outparcel Purchaser"), and all amendments thereto (as amended, the "South Carolina Outparcel Agreement"), concerning the sale by Target to the South Carolina Outparcel Purchaser of the outparcel (the "South Carolina Outparcel") described in the South Carolina Outparcel Agreement. Target has delivered to Acquiror true, correct and complete copies of all documents filed with any court or served on or by Target, or, to Target's knowledge, by any other person, in connection with the action commenced by South Carolina Outparcel Purchaser relating to the South Carolina Outparcel.

         SECTION 3.33 Pending Milestone Action. Target has delivered to Acquiror true, correct and complete copies of all documents filed with any court or served on or by Target, or, to Target's knowledge, by any other person, in connection with the Pending Milestone Action (as defined below) or any other action or proceeding with respect to, or arising out of, the facts, events and circumstances giving rise to the Pending Milestone Action.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO

         Acquiror and Newco, jointly and severally, represent and warrant to Target as follows:

         SECTION 4.01 Organization and Good Standing. (i) Acquiror is a real estate investment trust duly formed and existing by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, (ii) Newco is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of the State of Delaware, (iii) each Acquiror Subsidiary is duly incorporated or formed, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (iv) each of Acquiror, Newco and each Acquiror Subsidiary, has all requisite trust or corporate or partnership power, as the case may be, to own, operate, lease and Encumber its properties and assets and to carry on its business as it is now being conducted. Each of Acquiror, Newco and each Acquiror Subsidiary, is duly qualified or licensed to do business as a foreign corporation or partnership, and is in good standing, under the laws of each jurisdiction in which the character of the properties owned, operated, leased or Encumbered by it therein or in which the carrying on of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing could not reasonably be expected to have a Acquiror Material Adverse Effect. "Acquiror Material Adverse Effect" means, with respect to the Company, any event or events that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Company or the Acquiror Properties (as defined in Section 4.06), taken as a whole. For the purposes of this Agreement, an Acquiror Material Adverse Effect shall be deemed to have occurred to the extent that any one or more events, individually or in the aggregate, could reasonably be expected to (i) adversely affect Acquiror's gross revenues by $1,000,000 or more during any 12-month period, or (ii) have a cost to remedy, or result in an expense or liability to the Company, or acceleration of the payment of any obligation of the Company (collectively, a "Company Remediation Cost"), of $1,000,000 or more, or (iii) adversely affect the value of the Acquiror Properties by $5,000,000 or more. The amounts (i) of any effect on Acquiror's gross revenues, (ii) any Company Remediation Costs and (iii) any expenses or liabilities to Target, the Company and Newco, in the case of each of clauses
(i), (ii) and (iii) that could reasonably be expected to result from such one or more events, are hereinafter referred to as the "Acquiror Costs." Notwithstanding the foregoing, an Acquiror Material Adverse Effect shall not be deemed to have occurred if (A) any one or more of the events giving rise to a Acquiror Cost or loss of value is covered by insurance and Acquiror has a right to receive payments pursuant to such insurance policy as a result of such event or events, (B) the aggregate amount of Acquiror Costs and/or loss of value does not exceed $5,000,000 or $10,000,000, respectively, and (C) after giving effect to the application of such insurance proceeds the aggregate amount of Acquiror Costs and/or the loss of value, is less than $1,000,000 or $5,000,000, respectively. Acquiror has delivered or made available to Target true, correct and complete copies of its Declaration of Trust and Bylaws, and Newco's Certificate of Incorporation and By-laws, each as amended to date. Any effects on Acquiror's gross revenues or the value of the Acquiror Properties that is attributable to any default, diminution of rent or rejection under any Acquiror Lease by any tenant that is the subject of any bankruptcy proceedings on the date hereof shall not be included in any determination of whether an Acquiror Material Adverse Effect has occurred or in any calculation of Acquiror Costs.

         SECTION 4.02 Capitalization of Acquiror and Newco. The authorized shares of beneficial interest of Acquiror consist of 100,000,000 shares of beneficial interest. As of the date hereof, there were 10,332,784 issued and outstanding shares of common stock, par value $.01 per share, of Acquiror (the "Acquiror Common Shares") and (ii) (x) 11,155 issued and outstanding shares of Series A Increasing Rate Cumulative Convertible Preferred Shares of Acquiror (the "Acquiror Series A Preferred Shares") or (y) 11,155 issued and outstanding shares of Series A-1 Increasing Rate Cumulative Convertible Preferred Shares of Acquiror (the "Acquiror Series A-1 Preferred Shares"). The Acquiror Disclosure Letter (as defined below) sets forth a true, correct and complete list of all Acquiror Subsidiaries and the direct or indirect ownership interest of Acquiror in each of such Acquiror Subsidiaries. The shares or interests of each Acquiror Subsidiary owned by Acquiror are free and clear of Encumbrances and Acquiror has good title to such shares or interests. All of the issued and outstanding shares of beneficial interest of Acquiror have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights, except that shareholders may be subject to further assessment with respect to claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by Acquiror. Acquiror has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the holders of Acquiror Common Shares on any matter. Except as set forth in the Disclosure Letter delivered by Acquiror to Target simultaneously with the execution and delivery of this

Agreement (the "Acquiror Disclosure Letter"; together with the Target Disclosure Letter, the "Disclosure Letters"), Acquiror does not have and is not bound by, and at the Effective Time, will not have or be bound by, any outstanding subscriptions, options, warrants, calls, convertible securities, rights, or other Contracts of any character, to or by which Acquiror or Newco is a party or is bound, which, directly or indirectly, obligate Acquiror or Newco to issue, deliver, transfer or sell any shares of beneficial interest of Acquiror or any other equity or debt security of Acquiror except (i) Acquiror Common Shares issuable upon the conversion of the Acquiror Series A Preferred Shares or Acquiror Series A-1 Preferred Shares and (ii) Acquiror Common Shares issuable upon the exercise of stock options issued to employees and trustees pursuant to Acquiror's 1992 Employee Share Option Plan, 1992 Trustee Share Option Plan and the 1995 Management Incentive Plan or issued to Acquiror's trustees in lieu of payment of trustee fees. At the date hereof and on the Closing Date, all of the issued and outstanding shares of common stock of Newco are and will be owned by Acquiror.

         SECTION 4.03 Authority of Acquiror and Newco. Each of Acquiror and Newco has all requisite trust or corporate power and authority, as the case may be, to execute and deliver this Agreement and the Ancillary Documents to which it is a party, and needed to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, and to take all other actions required to be taken by it pursuant to the provisions hereof and the Ancillary Documents. The execution, delivery and performance by each of Acquiror and Newco of this Agreement and the Ancillary Documents to which it is a party, the consummation by each of Acquiror and Newco of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, have been duly and validly authorized and approved by all requisite corporate action of Acquiror and Newco and no other corporate proceedings on the part of Acquiror or Newco are necessary to authorize the execution, delivery and performance of this Agreement or any of the Ancillary Documents, to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. This Agreement and each of the Ancillary Documents to which Acquiror or Newco is a party have been duly and validly executed and delivered by Acquiror or Newco, as the case may be, and constitute valid and binding agreements of Acquiror or Newco, as the case may be, enforceable against Acquiror or Newco, as the case may be, in accordance with their respective terms, except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy.

                  The issuance by Acquiror of shares of Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares in connection with the Merger (i) will not be subject to preemptive rights or other preferential rights of any present or future stockholders of Acquiror, and (ii) will not result in a change in conversion rights in any of Acquiror's options, warrants or other securities.

         SECTION 4.04 Consents and Approvals; No Violations. Except as set forth in the Acquiror Disclosure Letter and for applicable requirements of the 1933 Act, the 1934 Act, state Blue Sky laws, the HSR Act, if any, the filing and recordation of the Delaware Merger Certificate and the Target Required Filings, no filing or registration with, and no consent, authorization, declaration or approval of, any Governmental Entity, or any third party, is necessary for the execution, delivery and performance by Acquiror or Newco of this Agreement or any of the Ancillary Documents or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Except as set forth in the Acquiror Disclosure Letter, neither the execution, delivery and performance by Acquiror or Newco of this Agreement or any of the Ancillary Documents nor the consummation by Acquiror or Newco of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents will (i) constitute any violation or breach of any provision of the charter documents of Acquiror or Newco, or (ii) constitute any violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrances upon any of the properties of the Company under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Acquiror Contract (as defined below), or any license, franchise, permit, concession, lease, Contract, or other instrument, or other obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected, except with respect to clause (ii), for those which could not have an Acquiror Material Adverse Effect.

         SECTION 4.05 Public Reports. Acquiror has delivered or made available to Target true, correct and complete copies of (i) its Annual Report on Form 10-K for the year ended December 31, 1995, (ii) its Quarterly Report on Form 10-Q for the three months ended March 31, 1996, (iii) its Quarterly Report on Form 10-Q for the six months ended June 30, 1996, (iv) its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 and (v) those other registration statements, reports, proxy statements, information statements and other documents filed by Acquiror with the SEC that are listed in the Acquiror Disclosure Letter; in each case including all exhibits, amendments and supplements thereto and each of such documents is in the form (including exhibits, amendments and supplements thereto) filed with the SEC (collectively, the "Acquiror SEC Reports"). Each of the Acquiror SEC Reports was filed with the SEC in a timely manner. The Acquiror SEC Reports constitute all registration statements, reports, proxy statements, information statements and other documents required to be filed by Acquiror since December 31, 1995 under the Securities Laws. As of their respective dates, the Acquiror SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Since December 31, 1995, Acquiror has not received from the SEC any comments, or requests for additional information, with respect to any Acquiror SEC Report.

         SECTION 4.06 Real Property; Contracts and Leases Relating to Real Property.


         (a) The Acquiror Disclosure Letter contains a true, correct and complete list by street address of all of the real estate properties owned by the Company. The Acquiror Disclosure Letter or the existing title reports and surveys with respect to the real estate properties owned by Acquiror listed in the Acquiror Disclosure Letter (the "Existing Acquiror Title Documents") (in each case true, correct and complete copies of which Existing Acquiror Title Documents have been made available to Target) set forth any improvements thereon (including, without limitation, (i) the buildings and other structures and parking areas located thereon and (ii) any easements, rights of way, privileges and appurtenances thereto relating to such real estate properties). The real estate properties owned by the Company and improvements thereon (including, without limitation, (i) the buildings and other structures and parking areas located thereon and (ii) any easements, rights of way, privileges and appurtenances thereto relating to such real estate properties) are hereinafter referred to as the "Acquiror Properties". Except as set forth in the Acquiror Disclosure Letter or the Existing Acquiror Title Documents, the Company owns fee simple title to each of the Acquiror Properties, free and clear of Encumbrances, and the Acquiror Properties are not subject to any Property Restrictions except for (i) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including, without limitation, zoning regulations, that, individually or in the aggregate, do not materially and adversely affect the current use of the property or materially detract from the value of the property and (ii) Property Restrictions contained in leases to tenants at Acquiror Properties.

         (b) To Acquiror's knowledge, except as set forth in the Acquiror Disclosure Letter or in the Existing Acquiror Title Documents, the Company has
(i) all certificates, permits or licenses from all Governmental Entities having jurisdiction over any or all of the Acquiror Properties and (ii) all agreements, easements and other rights, that are necessary to permit the lawful use and operation of the buildings and improvements on any and all of the Acquiror Properties or are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any and all of the Acquiror Properties (any such agreement, easement or other right referred to in this clause (ii) shall hereafter be referred to as an "Acquiror REA Agreement") except, in the case of clauses (i) and (ii) of this paragraph, those the failure to obtain of which could not reasonably be expected to have an Acquiror Material Adverse Effect. Each Acquiror REA Agreement is in full force and effect, and there is no pending threat of modification or cancellation of any of same. The Company is not, and to Acquiror's knowledge no person has asserted, or is threatening to assert, that the Company is, in default under any Acquiror REA Agreement except for those which could not reasonably be expected to have an Acquiror Material Adverse Effect.

         (c) Except as set forth in the Acquiror Disclosure Letter or in the Existing Acquiror Title Documents, to Acquiror's knowledge, (i) the Acquiror Properties, and the size of, use of, occupancy of, improvements on, construction on, and access to, the Acquiror Properties (the "Acquiror Property Uses"), are in compliance in all material respects with all Property Laws affecting all or any portion of all or any of the Acquiror Properties; (ii) the Acquiror Properties, and the Acquiror Property Uses, are not, and no person or

Governmental Entity has asserted, or is threatening to assert, that the Acquiror Properties, or the Acquiror Property Uses, are, in violation of any Property Laws; (iii) there are no pending or threatened proceedings or actions that could reasonably be expected to in any manner materially and adversely affect the Acquiror Property Uses; (iv) no betterment assessments have been levied against, and no condemnation or rezoning proceedings, or proceedings requiring any public installations or improvements, are pending or threatened with respect to, any of the Acquiror Properties; and (v) all charges and fees for all certificates, permits, licenses and approvals referred to in this paragraph have been paid.

         (d) Except as set forth in the Acquiror Disclosure Letter, to Acquiror's knowledge, (i) there is no Acquiror Property with building systems not in working order; (ii) there is no physical damage to any Acquiror Property in excess of $10,000 for which there is no insurance in effect covering the full cost of the restoration, ordinary wear and tear excepted; (iii) there are no structural defects relating to any of the Acquiror Properties; and (iv) there is no current renovation or restoration or tenant improvements to any Acquiror Property the cost of which exceeds $10,000.

         (e) Acquiror has made available to Target true, correct and complete copies of (i) all loan or credit agreements, notes, debentures, bonds, mortgages, indentures and deeds of trust, and all amendments and supplements to all of the foregoing, (X) pursuant to which any indebtedness of the Company in excess of $100,000 is outstanding or may be incurred or is evidenced or (Y) which may result in or evidences total payments or liabilities to the

Company in excess of $100,000 and (ii) all joint venture, shareholder agreements, operating agreements, partnership agreements or similar Contracts to which the Company is a party (together with the Contracts referred to in clause
(i) of this Section 4.06(e), as amended or supplemented, the "Acquiror Contracts"). For purposes of this Section 4.06, "indebtedness" shall mean, with respect to any person, without duplication, (i) all indebtedness of such person for borrowed money, whether secured or unsecured, (ii) all obligations of such person under conditional sale or title retention agreements relating to property purchased by such person, (iii) all capitalized lease obligations of such person, (iv) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (v) all guarantees of such person of any indebtedness of any other person. The Acquiror Disclosure Letter contains a true, correct and complete list of the Acquiror Contracts. The Acquiror Contracts are valid, subsisting and in full force and effect with respect to the Company, and, to the Company's knowledge, with respect to the other parties to the Acquiror Contracts. The Company is not, and to Acquiror's knowledge no person has asserted, or is threatening to assert, that the Company is, in material default under any Acquiror Contract providing for payments in excess of $10,000 annually. No existing use of any of the Acquiror Properties constitutes, and to Acquiror's knowledge no person has asserted, or is threatening to assert, that any existing use of any of the Acquiror Properties constitutes, a conflict with any exclusive rights granted to any person under any of the Acquiror Contracts providing for payments in excess of $10,000 annually. To Acquiror's knowledge, no party to any of the Acquiror Contracts providing for payments in excess of $10,000 annually is in default under such Acquiror Contract. To Acquiror's knowledge, there does not exist any condition which, with the giving of notice or the passage of time or both, would cause such a violation or default under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrances upon any of the Acquiror Properties under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Acquiror Contract providing for payments in excess of $10,000 annually, or any material license, franchise, permit or concession or other instrument, or other obligation to which the Company is a party, or by which the Company or any of the Acquiror Properties is bound or affected.

         SECTION 4.07  Leases.

         (a) The Acquiror Disclosure Letter contains a true, correct and complete rent roll for all leases, licenses and tenancies, each as amended and supplemented ("Acquiror Leases") covering all or each portion of the Acquiror Properties (the "Acquiror Rent Roll"). The Acquiror Rent Roll includes or describes for each Acquiror Lease, the name of the tenant, the space leased the current balances of security and other deposits, the current base rent the tenant is obligated to pay thereunder, and the amount of percentage rent most recently paid.

         (b) Except as set forth in the Acquiror Disclosure Letter, (i) to Acquiror's knowledge, each of the Acquiror Leases is valid and subsisting and in full force and effect; (ii) no tenant is controlled by, under common control with or controls the Company; (iii) the tenant under each of the Acquiror Leases is in actual possession of the leased premises; (iv) no tenant under any Acquiror Lease is in arrears for the payment of rent for any month preceding the month of the date of this Agreement or, to Acquiror's knowledge, otherwise in default of such tenant's lease obligations;
(v) to Acquiror's knowledge, no tenant under any Acquiror Lease intends to vacate prior to the termination of its lease; (vi) there are no pending summary proceedings or other legal actions by Acquiror for eviction under any Acquiror Lease; (vii) all decorating, repairs, alterations, or other work required to be performed by the Company under the Acquiror Leases, or the costs to be reimbursed to any tenant under any Acquiror Lease, has been performed or, if required, reimbursed; (viii) no space subject to any Acquiror Lease is occupied rent free or at a rental rate reduced from the rates stated in the Acquiror Rent Roll; and (ix) none of the Acquiror Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, other than to lenders, as described in the Acquiror Disclosure Letter. Except as set forth in the Acquiror Disclosure Letter, the Company has not collected payment of rent (other than security deposits) accruing for a period which is more than one month beyond the date of collection. There are no material unsatisfied obligations wherein rent and/or other obligations of the tenant in other buildings or improvements have been assumed by the Company.

         SECTION 4.08 Environmental Matters. Except as set forth in any of the environmental assessments or other environmental reports identified in the Acquiror Disclosure Letter and in the possession of the Company with respect to the Acquiror Properties (the "Acquiror Environmental Reports"), true, correct and complete copies of which have been made available to Target:

         (a) the activities, operations and business carried out by the Company at or on the Acquiror Properties are and have been in compliance, in all material respects, with all applicable Environmental Laws;

         (b) no lien has been imposed on the Acquiror Properties by any federal, state or local Governmental Entity in connection with a violation of any Environmental Laws at or on the Acquiror Properties;

         (c) Acquiror has no knowledge (i) of any pending or threatened litigation or proceedings before any Governmental Entity in which any person or entity alleges the Company's violation or threatened violation of any Environmental Laws or (ii) that any Governmental Entity has determined that the Company is in violation of any Environmental Laws in connection with the Acquiror Properties; and

         (d) to Acquiror's knowledge, no Hazardous Materials have been treated, stored or disposed of, or otherwise deposited in or on the Acquiror Properties, including, without limitation, the surface waters and subsurface waters of the Acquiror Properties; no spills, releases, discharges, or disposals of Hazardous Materials have occurred or are presently occurring on or from any of the Acquiror Properties, in violation of any Environmental Law; there are no substances or conditions in or on the Acquiror Properties or any other parcels of land which may affect the Acquiror Properties or the use thereof or which may support a claim or cause of action under any Environmental Law. To Acquiror's knowledge, except as set forth in the Acquiror Disclosure Letter, there are no underground tanks at the Acquiror Properties and no part of the Acquiror Properties lies in a flood plain or constitutes "wetlands." Acquiror is not aware of any inaccuracies in the Acquiror Environmental Reports. For purposes of this Section, Hazardous Materials shall not include substances sold or used by tenants under the Acquiror Leases provided such use or sale is in the ordinary course of such tenant's business and is in compliance with all applicable laws, rules or regulations.

         SECTION 4.09 Insurance. True and complete copies of insurance policies carried by the Company or pursuant to which the Acquiror Properties are insured have been made available to Target, all of such policies are in full force and effect as of the date hereof, all premiums due and payable in respect of such policies have been paid, and, except as set forth in the Acquiror Disclosure Letter, no claims have been made against any such policies as of the date hereof. The Company has not received any written notice from any insurance company which has issued a policy with respect to the Acquiror Properties or from any board of fire underwriters (or other body exercising similar functions)
(i) claiming any defects or deficiencies which have not been cured or corrected,
(ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) stating, in effect, that any of such policies will not be renewed or will be renewed at a higher premium than is presently payable therefor.


         SECTION 4.10 Absence of Certain Changes. Except as disclosed in the Acquiror SEC Reports, since September 30, 1996, (i) the Company has not suffered a Acquiror Material Adverse Effect, or entered into any transaction or conducted its business or operations other than in the ordinary course of the Company's business and other than in connection with Acquiror's exploration of alternatives leading to the execution of this Agreement and (ii) Acquiror has made no change in its accounting principles, practices or methods.

         SECTION 4.11 No Undisclosed Liabilities. Except as and to the extent set forth or disclosed in the Acquiror Disclosure Letter, the Acquiror SEC Reports or in this Agreement, (i) at September 30, 1996, the Company did not have any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise), required by GAAP, consistently applied, to be reflected on a balance sheet of Acquiror, in excess of $50,000 in the aggregate, that were not reflected on Acquiror's September 30, 1996 balance sheet and (ii) since September 30, 1996, the Company has not incurred any liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise) which are required by GAAP, consistently applied, to be reflected on a balance sheet of Acquiror, except liabilities incurred in the ordinary course of the Company's business.

         SECTION 4.12 Litigation. There are (i) no continuing orders, injunctions, judgements or decrees of any court, arbitrator or other Governmental Entity, to which the Company is a party or by which any of the Acquiror Properties are bound or, to Acquiror's knowledge, to which any of Acquiror's directors, officers, employees or agents (in each case, in his capacity as such) is a party or by which any of the Company's properties or assets are bound, that could reasonably be expected to have a Acquiror Material Adverse Effect or prevent or delay the consummation of Merger and the other transactions contemplated by this Agreement and the Ancillary Documents and (ii) there are no actions, suits or proceedings pending (or to Acquiror's knowledge, threatened), at law or in equity, against the Company or, to Acquiror's knowledge, against any of Acquiror's or any Acquiror Subsidiary's directors, officers, employees or agents in their capacities as such, that seek equitable relief or claim damages in excess of $10,000, or that could reasonably be expected to have a Acquiror Material Adverse Effect or prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

         SECTION 4.13 Compliance with Applicable Law. To Acquiror's knowledge, the Company is not in violation of any order of any Governmental Entity, or any law, ordinance, governmental rule or regulation to which the Company or any of the Acquiror Properties is subject, where such violation or violations could reasonably be expected to have a Acquiror Material Adverse Effect. The Company has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or items or to take any such action could reasonably be expected to have a Acquiror Material Adverse Effect. Without limiting the generality of the foregoing, to Acquiror's knowledge neither the Company nor (i) any consultant or employee or
(ii) any person who is or was an officer, director or Affiliate of the Company,

has, directly or indirectly, made, promised to make, or authorized the making of, an offer, payment or gift of money or anything of value to any government official, political party or employee, agent or fiduciary of a customer, to obtain a Contract for or to influence a decision in favor of the Company where such offer, payment or gift was or would be, if made, in violation of any applicable law, ordinance, governmental rule or regulation, nor have any of them maintained for this purpose cash or anything of value, in an account or otherwise, not properly and accurately accounted for on the books and records of Acquiror.

         SECTION 4.14 Taxes. Acquiror and each Acquiror Subsidiary has timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and such returns are complete, accurate and comply with all applicable law in all material respects. True, correct and complete copies of all federal, state, local and foreign tax returns filed by Acquiror and each Acquiror Subsidiary and all communications relating thereto have been delivered or made available to Target. Neither Acquiror nor any Acquiror Subsidiary has executed or filed with any tax authority any Contract now in effect extending the period for assessment or collection of any income or other Taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by Acquiror or any Acquiror Subsidiary is in force. Except as set forth in the Acquiror Disclosure Letter, neither Acquiror nor any Acquiror Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted or threatened against Acquiror or any Acquiror Subsidiary. There is no dispute or claim concerning any tax liability of Acquiror or any Acquiror Subsidiary claimed by any tax authority. To the Company's knowledge, no claim has ever been made by a tax authority in a jurisdiction where Acquiror or any Acquiror Subsidiary does not file tax returns that Acquiror or any Acquiror Subsidiary is or may be subject to taxation in such jurisdiction. There are no security interests on any of the Acquiror Properties that arose in connection with any failure (or alleged failure) of Acquiror or any Acquiror Subsidiary to pay Taxes. Acquiror and each Acquiror Subsidiary has never entered into a closing agreement pursuant to
Section 7121 of the Code.

                  Acquiror and each Acquiror Subsidiary has timely paid or caused to be paid all Taxes (i) shown as due on its returns, (ii) which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by Acquiror or such Acquiror Subsidiary, or
(iii) are otherwise due and payable. Acquiror and each Acquiror Subsidiary has properly accrued all Taxes for all periods subsequent to the periods covered by such returns. Except as set forth in the Acquiror Disclosure Letter, Acquiror and each Acquiror Subsidiary has withheld from employees and paid over to the appropriate taxing authority all income, social security, and other payroll Taxes required to be withheld and paid over.

                  Acquiror has (i) elected to be taxed as a REIT within the meaning of the Code and has qualified as a REIT for 1995, and has complied with all applicable laws, rules and regulations, including, without limitation, the Code, relating to, its REIT status in 1995, (ii) has operated and intends to continue to operate, in such a manner as to qualify as a REIT for 1996, and
(iii) has not taken or omitted to take any action which could result in, and the executive officers of Acquiror have not received written notice of and have no actual knowledge of, a challenge to its status as a REIT. Acquiror represents that Newco and each of the other Acquiror Subsidiaries are qualified REIT subsidiaries as defined in Section 856(i)(2) of the Code.

         SECTION 4.15 Financial Statements and Condition. The financial statements included in the Acquiror SEC Reports (the "Acquiror Financial Statements") present fairly, in all material respects, the Company's financial position and results of operations at the dates and for the periods reflected therein, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein and for normal audit and accrual adjustments.

         SECTION 4.16 Newco. Newco was formed solely for the purpose of engaging in the transactions hereby contemplated, 100% of Newco's outstanding stock is, has been and will be owned by Acquiror at all times during the period of Newco's existence, and Newco has engaged in no other business activities and has conducted its operations only as hereby contemplated.

         SECTION 4.17 Brokers or Finders. Except as set forth in the Acquiror Disclosure Letter, Acquiror has not entered into any Contract with any agent, broker, investment banker, financial advisor or other firm or person which may result in the obligation of Target,

Acquiror or Newco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Except as set forth in the Acquiror Disclosure Letter, to Acquiror's knowledge, no claim for payment of any finder's fees, brokerage or agent's commissions or other like payments has been asserted in connection with the negotiations leading to this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

         SECTION 4.18 Other Interests. Except as set forth in the Acquiror Disclosure Letter, neither the Acquiror nor any Acquiror Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity. With respect to such interests, the Acquiror or Acquiror Subsidiary is a partner or shareholder in good standing, owns such interests free and clear of all Encumbrances, is not in breach of any provision of any Contract governing the Acquiror's or Acquiror Subsidiary's rights, as the case may be, in or to the interests owned or held, all of which Contracts are set forth in the Acquiror Disclosure Letter, are unmodified as described thereon, and are in full force and effect and, to Acquiror's knowledge, the other parties to such Contracts are not in breach of any of their respective obligations under such Contracts.

         SECTION 4.19 Disclosure. The representations and warranties of Acquiror and Newco in this Agreement do not contain any untrue statement of a material fact.


         SECTION 4.20 Employee Benefit Plans. All employee benefits plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and other benefit arrangements covering employees of the Company (the "Company Benefit Plans") are listed in the Acquiror Disclosure Letter. Acquiror has delivered or made available to Target true, correct and complete copies of the Company Benefit Plans. To the extend applicable, the Company Benefit Plans have been administered in all material respects in accordance with their terms and comply, in all material respects, with the applicable requirements of ERISA and the Code. Any Company Benefit plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") or a determination letter request has been filed with the IRS with respect to any such plan and is still pending. No Company Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither any Company Benefit Plan nor the Company has incurred any liability or penalty under Section 4975 of the Code or
Section 502(i) of ERISA. There are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. The Company has no unfunded liabilities under any Company Benefit Plan, except as set forth in the Acquiror Disclosure Letter. Neither the Company nor any entity under common control with the Company within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any multiemployer plan (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as otherwise required by Sections 601 through 608 of ERISA,
Section 4980B of the Code and applicable state laws, the Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Acquiror Disclosure Letter, the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents, will not constitute an event under any Company Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of the Company.

         SECTION 4.21 Labor Matters. The Company is not a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to Acquiror's knowledge, threatened, against the Company relating to its business. To Acquiror's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company.

         SECTION 4.22 Related Party Transactions. Except as set forth in the

Acquiror Disclosure Letter, the Company has no arrangements, agreements or Contracts with (i) any consultant or employee, (ii) any person who is an officer, director or affiliate of Acquiror or any Acquiror Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (iii) to Acquiror's knowledge, any person who owns more than 5% of the outstanding Acquiror Common Shares (collectively, "Acquiror Affiliate Contracts"). Acquiror has delivered or made available to Target true, correct and complete copies of all Acquiror Affiliate Contracts.

         SECTION 4.23 Books and Records.

         (a) The books of account and other financial records of Acquiror (i) accurately reflect in all material respects the financial transactions and business of the Company in accordance with GAAP, and (ii) are consistent in all material respects with the financial statements included in the Acquiror SEC Reports.

         (b) The minute books and other records of Acquiror have been made available to Target, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action taken at such meeting or by unanimous consent of the shareholders and trustees and all committees of the Board of Trustees of Acquiror.

         SECTION 4.24 No Representation or Warranty. Except as set forth in this Agreement, Acquiror makes no representation or warranty as to the present or former condition or uses of the Acquiror Properties. Target expressly waives any claim whatsoever, except for breach of representation or warranty contained herein, relating to or arising from the physical condition of the Acquiror Properties, including, without limitation, claims arising from the presence of any Hazardous Materials on, at or beneath the Acquiror Properties or otherwise arising under any Environmental Law, whether now or hereinafter in force. Acquiror is not liable or bound in any manner by expressed or implied warranties, guaranties or representations pertaining to the Acquiror Properties or the Acquiror Leases made or furnished by any real estate broker, investment banker, agent, attorney, employee, servant or other person representing or purporting to represent Acquiror, unless the same are specifically set forth herein.

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.01  Target Pre-Closing Obligations.

         (a) Except as expressly contemplated by this Agreement or as set forth in the Target Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Target will carry on its business in its usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use its reasonable efforts to preserve intact its present business organizations and good will and keep available the services of its present officers and employees.

         (b) Except as expressly contemplated by this Agreement or as set forth in the Target Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Target shall not, unless Acquiror otherwise has consented in writing:

                  (i) (A) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Target Common Stock or Target Preferred Stock, except that Target shall be allowed to make dividend payments on the Target Preferred Stock as are required pursuant to the terms of Target's Certificate of Incorporation, as amended, (B) split, reverse share split, stock dividend, combine or reclassify any of its capital stock or Issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) redeem, purchase or otherwise acquire any of its capital stock (except, with respect to the Target Preferred Stock, as expressly required by the terms of the Target Preferred Stock plus up to an aggregate of $270,000 of optional redemptions of the Target Preferred Stock) by or (D) amend the terms of any of its securities, or propose to do any of the foregoing except as expressly permitted hereby;

                  (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including, without limitation, indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights) or amend in any material respect any of the terms of any such securities or Contracts outstanding on the date hereof except as expressly permitted hereby;

                  (iii) amend or propose to amend its Certificate of Incorporation or By-laws;

                  (iv) incur any, indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants, options or rights to acquire any debt securities of Target or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions to, or any investments in, any other person, or make, create or grant any mortgage, pledge or otherwise Encumber any assets or suffer any material Encumbrance thereupon, except for the refinancing of indebtedness for borrowed money which becomes due and payable between the date hereof through the Closing Date which shall be in all respects reasonably acceptable to Acquiror;

                  (v) (A) prepay any claims, liabilities or obligations

         (absolute, accrued, asserted or unasserted, contingent or otherwise) or
         (B) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of operating the Target Properties in substantially the same manner as heretofore conducted, or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Target Financial Statements;

                  (vi) change any of the accounting principles or practices used by it in the preparation of any of Target's financial statements or make any tax elections;

                  (vii) (A) increase any compensation or enter into or amend any employment Contract with any of its present or future officers or directors, or (B) adopt any new employee benefit plan (including, without limitation, any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect;

                  (viii) acquire, enter into an option to acquire or exercise an option or Contract to acquire additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any Contract to develop or construct, or other real estate projects.

                  (ix) sell, lease in its entirety or otherwise dispose of (A) any Target Properties or (B) except in the ordinary course of operating the Target Properties, any of its other assets;

                  (x) enter into any Contract, borrowing, capital expenditure or transaction which may result in total payments or liability by or to it in excess of $10,000;

                  (xi) enter into any Affiliate Contract or any other Contract, borrowing, capital expenditure or transaction with (i) any consultant or employee, (ii) any person who is an officer, director or affiliate of Target, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (iii) to Target's knowledge, any person who owns 5% or more of the outstanding Target Common Stock;

                  (xii) enter into any additional, or renew (except as may be required pursuant to the terms of an existing Target Lease or other agreement listed in the Target Disclosure Letter), amend or otherwise modify any existing, Target Leases, except with Acquiror's prior written consent which shall not be unreasonably withheld or delayed; provided, that Acquiror shall be deemed to have granted such consent if it fails to notify Target of its grant or withholding of such consent within five business days after its receipt of a written request therefor; or


                  (xiii) (A) agree to take any of the foregoing actions or (B) take or agree to take any action that is reasonably likely to result in any of Target's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto being untrue, or result in any of the conditions to the Merger set forth in Article VI not being satisfied in any material respect.

         (c) During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Target shall:

                  (i) confer on a regular basis with one or more representatives of Acquiror to report on material operational matters and any proposals to engage in material transactions;

                  (ii) promptly notify Acquiror of any material change in the Target Properties, or in Target's condition (financial or otherwise), business, properties, assets, liabilities or the normal course of Target's business or in the operation of its properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the material breach of any of Target's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto (other than a representation or warranty qualified by reference to materiality or a Target Material Adverse Effect), or the breach of any of Target's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto qualified by reference to materiality or a Target Material Adverse Effect;

                  (iii) deliver to Acquiror draft copies in substantially final form of any report, statement or schedule to be filed with the SEC subsequent to the date of this Agreement at least two business days prior to the filing thereof;

                  (iv) (A) make dividend payments on the Target Preferred Stock required to be made pursuant to the terms of Target's Certificate of Incorporation, as amended, (B) pay all accrued and unpaid dividends on the Target Preferred Stock pursuant to the terms of the Target Preferred Stock and (C) redeem such amount of Target Preferred Stock so that the applicable rate of interest used to determine dividends payable pursuant to the terms of the Target Preferred Stock shall be 8% from the date hereof through and including the Closing Date;

                  (v) deliver to Acquiror within ten days after the end of each month current Target Rent Rolls, together with a detailed aging report of all receivables;

                  (vi) use reasonable efforts to obtain the Target Directors'

         and Officers' Liability Insurance Policy; and

                  (vii) pay in full or otherwise satisfy and discharge all obligations under the Target Affiliate Contracts that are due.

         SECTION 5.02 Acquiror Pre-Closing Obligations.

         (a) Except as expressly contemplated by this Agreement or as set forth in the Acquiror Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Acquiror and the Acquiror subsidiaries will each carry on their respective businesses (which includes the acquisition and disposition of assets and properties) in its usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use their reasonable efforts to preserve intact their present business organizations and goodwill and keep available the services of their present officers and employees.

         (b) Except as expressly contemplated by this Agreement or as set forth in the Acquiror Disclosure Letter, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Acquiror shall not, unless Target otherwise has consented in writing:

                  (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction;

                  (ii) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of beneficial interest, except for a dividend not to exceed $0.50 per share of Acquiror Common Shares for each calendar quarter ending during the period from the date hereof through the Closing Date, and dividends on Acquiror Series A Preferred Shares or Acquiror Series A-1 Preferred Shares in accordance with their terms;

                  (iii) issue any Acquiror Common Shares or Acquiror Common Share Equivalents except: (A) such Acquiror Common Shares as are issued upon conversion of any shares of beneficial interest that by their terms are convertible into Acquiror Common Shares, and that (1) are outstanding on the date hereof or (2) have been issued after the date hereof and prior to the Closing Date to the extent not prohibited by the terms of this Section 5.02(b)(iii); (B) such Acquiror Common Shares as are issued pursuant to any dividend reinvestment plan or stock purchase plan available to all holders of Acquiror Common Shares; (C) such Acquiror Common Shares or Acquiror Common Share Equivalents as are issued in any public offering for an amount per Acquiror Common Share or Acquiror Common Share Equivalent (including any amount payable on exercise of a Acquiror Common Share Equivalent) equal to at least 92% or more of the closing price per share on the New York Stock Exchange,

         Inc. ("NYSE") of the Acquiror Common Shares on the last trading day immediately preceding the issue date, less any underwriting discounts and commissions; (D) the issuance of preferred shares or any other equity security of Acquiror (other than Acquiror Common Shares or Acquiror Common Share Equivalents) in any public offering for fair value; (E) such Acquiror Common Shares or Acquiror Common Share Equivalents as are issued for fair market value in connection with the acquisition of assets or properties from any person or entity that is not affiliated with Acquiror prior to such acquisition; (F) Acquiror Series A-1 Preferred Shares in connection with Acquiror's exchange of issued and outstanding Acquiror Series A Preferred Shares for Acquiror Series A-1 Preferred Shares; and (F) additional Acquiror Common Shares, and additional Acquiror Common Share Equivalents, issued to Affiliates of Acquiror provided that such additional Acquiror Common Shares and the Acquiror Common Shares into which such Acquiror Common Share Equivalents may be exercised or converted do not exceed, in the aggregate, 250,000 Acquiror Common Shares, including, without limitation, (1) Acquiror Common Shares issued to directors, officers, employees, or trustees of Acquiror or any Acquiror Subsidiary and (2) Acquiror Common Shares or Acquiror Common Share Equivalents issued pursuant to stock option, stock purchase, performance or other remuneration plans adopted by the Board of Trustees of Acquiror from time to time (including, without limitation, Acquiror's 1992 Employee Share Option Plan, 1992

         Trustee Share Option Plan and 1995 Management Incentive Plan, and any Acquiror Common Shares issued to employees of Acquiror in lieu of bonuses or to trustees of Acquiror in lieu of trustee's fees). "Acquiror Common Share Equivalent" shall mean any evidence of indebtedness, shares of beneficial interest or other securities which are or may be convertible into or exchangeable for Acquiror Common Shares ("Acquiror Convertible Securities"), or any warrant, option or other right to subscribe for any Acquiror Convertible Securities or for any Acquiror Common Shares; or

                  (iv) agree to take any of the foregoing actions or take or agree to take any action that is reasonably likely to result in any of Acquiror's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto being untrue or result in any of the conditions to the Merger set forth in Article VII not being satisfied in any material respect.

         (c) During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Acquiror shall:

                  (i) confer on a regular basis with one or more representatives of Target to report on material transactions;

                  (ii) promptly notify Target of any material change in the condition (financial or otherwise), business, properties, assets,

         liabilities, prospects or the normal course of the Company's business or in the operation of its properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the material breach of any representation or warranty (other than a representation or warranty qualified by reference to materiality or an Acquiror Material Adverse Effect), or the breach of any of Acquiror's or Newco's representations or warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto qualified by reference to materiality or an Acquiror Material Adverse Effect; and

                  (iii) deliver to Target true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement promptly after the filing thereof.

         SECTION 5.03 Hart-Scott-Rodino and Other Filings. Subject to the terms and conditions herein provided, Target and Acquiror shall: (i) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use all reasonable efforts to cooperate with one another in (x) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and local and foreign jurisdictions in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby and (y) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (iii) use all reasonable efforts to obtain in writing any consents required from third parties in form and substance reasonably satisfactory to Target and Acquiror necessary to consummate the Merger and the other transactions contemplated hereby and thereby; and (iv) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Target and Acquiror shall take all such necessary action.

         SECTION 5.04 Title Insurance. Target shall cause a person or entity acceptable to the Title Company (as defined below) that shall own of record upon consummation of the Merger Acquiror Series B Preferred Shares having a liquidation preference of at least $1,000,000, to deliver such affidavits, indemnities and/or financial statements as shall have been agreed upon between Target and the title company or companies chosen by Acquiror (collectively, the "Title Company") prior to the date hereof so as to enable the Title Company to issue the title insurance policies required by Section 6.20.

         SECTION 5.05 No Solicitations. Target will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any merger, business combination, sale of any Target Properties, or, except as permitted by Section 5.01(b)(ix), sale of any other assets of Target, sale of shares of capital stock by Target or similar transaction involving such party or any of its subsidiaries or divisions (a "Target Acquisition Transaction"). Neither Target, nor its directors, officers, partners, employees, bankers, attorneys or other advisors or representatives shall, directly or indirectly, solicit, initiate or encourage any person or entity concerning any Target Acquisition Transaction (other than the transactions contemplated by this Agreement and the Ancillary Agreements); provided, however, that (i) nothing in this Agreement shall preclude Target's Board of Directors, pursuant to its fiduciary duties as determined by Target's Board of Directors after consultation with Rosenman & Colin LLP or another nationally-recognized law firm, from entering into, or causing Target's officers, representatives, agents or affiliates from entering into, negotiations with or furnishing information to a third party which has initiated contact with Target without any solicitation, initiation or encouragement in violation of this Section, from passing on to Target Stockholders information regarding any such third party proposal or inquiry consistent with such fiduciary duties, or otherwise fulfilling such fiduciary duties, and (ii) Target may participate in negotiations with or furnish information to a third party which (without any solicitation, initiation or encouragement from Target) has initiated contact with Target with respect to a Target Acquisition Transaction consistent with the fiduciary obligations of its Board of Directors. Target shall promptly advise Acquiror of the receipt of any written offer for an Target Acquisition Transaction, including, without limitation, the terms thereof, and, in the event Target receives such a written offer, nothing contained in this Agreement shall prevent Target's Board of Directors from approving such proposal or recommending such Target Acquisition Transaction to Target's Stockholders if Target's Board of Directors determines in good faith that failure to take such action would not be consistent with, or would result in a breach of, its fiduciary duties as determined by Target's Board of Directors after consultation with Rosenman & Colin LLP or another nationally-recognized law firm, and in such case the Board of Directors of Target may amend, withhold or withdraw its recommendation regarding the Merger. In the event that Target is prepared to accept another proposal for a Target Acquisition Transaction, Target shall notify Acquiror at least 48 hours prior to terminating this Agreement and entering into a definitive agreement with respect to such other proposal, unless Target receives an opinion of counsel that compliance with its obligation to give 48 hours' notice as required pursuant to this Agreement would not be consistent with, or would constitute a breach of, the fiduciary duties of Target's Board of Directors. Nothing in this Agreement shall prevent Target or its Board of Directors from complying with the provisions of the 1934 Act and the rules and regulations thereunder.

         SECTION 5.06  Access to Information.

         (a) Upon reasonable notice and subject to restrictions contained in confidentiality Contracts listed in the Target Disclosure Letter to which it is subject (from which it shall use reasonable efforts to be released), Target shall afford to the officers, employees, accountants, counsel and other representatives of Acquiror ("Acquiror Representatives"), reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, Contracts and records and, during such period, Target shall furnish promptly to Acquiror all information concerning Target, its business, properties and personnel as Acquiror may reasonably request. Acquiror Representatives shall be permitted to make copies of and extracts from, the accounts, minute books, other records, books of account, other books, deeds, leases, title documents, insurance policies, Contracts, tax returns, records and files of Target, and such other information relating to Target, and its business, properties and personnel as Acquiror shall reasonably request.

         (b) Upon reasonable notice and subject to restrictions contained in confidentiality Contracts to which it is subject (from which it shall use reasonable efforts to be released), Acquiror shall (and shall cause each of the Acquiror Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Target ("Target Representatives"), reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, Contracts, and records and, during such period, Acquiror shall (and shall cause each of the Acquiror Subsidiaries to) furnish promptly to Target all information concerning its business, properties and personnel as Target may reasonably request. Target Representatives shall be permitted to make copies of and extracts from, the accounts, minute books, other records, books of account, other books, deeds, leases, title documents, insurance policies, Contracts, tax returns, records and files of Acquiror, and such other information relating to Acquiror, and its business, properties and personnel as Target shall reasonably request.

         SECTION 5.07 Target Stockholder Meeting. Target will take all action necessary in accordance with Delaware law, Target's Certificate of Incorporation, as amended, and its By-laws, to convene a special meeting of the Target Stockholders (the "Target Stockholders Meeting") as promptly as practicable following effectiveness of the registration statement on Form S-4 (the "S-4"), or other appropriate registration statement, of Acquiror and the clearance by the SEC of the proxy statement (which will be included in the S-4 or other registration statement) relating to the Target Stockholders Meeting (the "Target Proxy Statement") to consider and vote upon the approval of this Agreement, the Merger and the transactions contemplated by this Agreement and the Ancillary Documents. Target's Board of Directors shall, subject to its good faith judgment as to its fiduciary obligations to Target's stockholders imposed by law, recommend that the Target Stockholders vote in favor of this Agreement, the Merger and the transactions hereby contemplated and cause Target to take all lawful actions to solicit from the Target Stockholders proxies in favor of such approval.

         SECTION 5.08 Target Proxy Statement.

         (a) Target shall prepare (and Acquiror shall assist where reasonable and appropriate), as promptly as practicable upon execution of this Agreement, the Target Proxy Statement and a form of proxy for use at the Target Stockholders Meeting relating to the vote of the Target Stockholders with respect to this Agreement, the Merger and the transactions hereby contemplated

(together with any amendments or supplements thereto, in each case in the form or forms mailed to the Target Stockholders). Target shall cause the Target Proxy Statement to be mailed to Target Stockholders at the earliest possible date. Acquiror and Newco shall promptly furnish to Target such information regarding each of Acquiror and Newco and their respective officers and directors as may be reasonably requested by Target for inclusion in the Target Proxy Statement as required by any law or by the SEC.

         (b) Target covenants that none of the information concerning Target or any of its affiliates, directors, officers, employees, agents or representatives in the Target Proxy Statement (including, without limitation, such information contained in the Target Proxy Statement as is based on Target's representations and warranties herein) will, at the time the Registration Statement or any amendment or supplement thereto is filed with the SEC or becomes effective and at the time of mailing of the Target Proxy Statement or any amendment or supplement thereto to the Target Stockholders, not contain any untrue statement of any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Target covenants that the Target Proxy Statement shall comply in all material respects with the applicable provisions of the 1934 Act and the rules and regulations thereunder, except that no covenant is made by Target with respect to statements made therein based on information supplied by Acquiror or Newco or any of their affiliates, directors, officers, employees, agents or representatives in writing for inclusion or incorporation by reference therein or based upon Acquiror's or Newco's representations or warranties made herein or in any Ancillary Documents or with respect to omitted information regarding Acquiror or Newco so required to be included in the Target Proxy Statement.

         (c) Acquiror covenants that none of the information supplied or to be supplied in writing by Acquiror or Newco or any of its affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in the Target Proxy Statement (including, without limitation, such information contained in the Target Proxy Statement as is based on Acquiror's and Newco's representations and warranties herein) will, at the time the Registration Statement or any amendment or supplement thereto is filed with the SEC or becomes effective and at the time of mailing of the Target Proxy Statement or any amendment or supplement thereto to the Target Stockholders, not contain any untrue statement of any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.09 Registration Statement.

         (a) Acquiror shall register under the 1933 Act the Acquiror Series B Preferred Shares to be issued in the Merger and the Acquiror Common Shares to be issued upon the conversion of shares of Acquiror Series B Preferred Shares on a registration statement on Form S-4 or another appropriate registration statement (the "Acquiror Registration Statement") (which shall contain the Target Proxy Statement) and shall keep such registration effective thereafter through the third anniversary of the Closing Date. As promptly as practicable after the date of this Agreement, Acquiror shall prepare, with the assistance of Target, as appropriate, and file with the SEC the Acquiror Registration Statement together with the prospectus to be included therein (the "Prospectus") and the Target Proxy Statement included therein, and any other documents required by the 1933 Act or the 1934 Act in connection with the Merger. Each of Acquiror and Target shall use reasonable efforts to respond promptly to any comments of the SEC and to have the Acquiror Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. Acquiror shall use its reasonable efforts to obtain, prior to the Effective Time, all necessary state securities or "blue sky" permits or approvals required to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

                  Target shall promptly furnish to Acquiror all information concerning Target and the Target Stockholders as may be reasonably required in connection with any action contemplated by this Section 5.09. Each of Acquiror and Target will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Acquiror Registration Statement or the Prospectus or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Acquiror Registration Statement or the Prospectus. Whenever any event occurs which should be set forth in an amendment or supplement to the Acquiror Registration Statement or the Prospectus, Acquiror or Target, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Target, such amendment or supplement.

         (b) Acquiror covenants that none of the information in the Acquiror Registration Statement will, at the time the Acquiror Registration Statement is filed with the SEC and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that no covenant is made by Acquiror with respect to statements made therein based on information supplied in writing by Target for inclusion in the Acquiror Registration Statement. Acquiror covenants that the Acquiror Registration Statement and the Prospectus will comply in all material respects with the provisions of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder, except that no covenant is made by Acquiror with respect to statements made therein based on information supplied by Target or any of its affiliates, directors, officers, employees, agents or representatives in writing for inclusion or incorporation by reference therein or based upon Target's representations or warranties made herein or in any Ancillary Documents or with respect to omitted information regarding Target so required to be included in the Registration Statement.

         (c) Target covenants that none of the information supplied in writing by Target for inclusion or incorporation by reference in the Acquiror Registration Statement or any amendments or supplements thereto to be filed with the SEC in connection with the issuance of Acquiror Series B Preferred Shares and, upon conversion, Acquiror Common Shares, pursuant to the transactions hereby contemplated will, at the time the Acquiror Registration Statement or any amendments or supplements thereto is filed with the SEC and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

         SECTION 5.10 Efforts to Consummate. Subject to the terms and conditions of this Agreement, in addition to the matters otherwise specifically set forth in this Article V, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the Merger and the transactions hereby contemplated and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, or waivers (including, without limitation, any Target Consents) by any public or private third party, (ii) such actions as may be required to permit, on or prior to the Effective Time, the Acquiror Series B Preferred Shares to be issued pursuant to the terms and conditions hereof and the Acquiror Common Shares to be issued upon conversion to be listed on the NYSE (subject to official notice of issuance), and (iii) such actions as may be reasonable to cause, concurrently with the Effective Time, the delisting of Target's securities from the OTC Bulletin Board and the deregistration of Target's securities under the 1934 Act; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification or other permission or action referred to in clause (i) of this sentence, no party shall be required to (A) pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome or (B) amend, or agree to amend, in any material respect any Contract. Each party shall promptly consult with the other and provide any necessary information with respect to, and provide the other (or its counsel) with copies of, all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions hereby contemplated.

         SECTION 5.11 Letters of Accountants. Each of Target and Acquiror shall use reasonable efforts to cause to be delivered to the other, letters from their respective independent public accountants to each such party, dated a date no later than the date on which the Acquiror Registration Statement and any supplements or post-effective amendments thereto shall become effective and addressed to the other, in form and substance reasonably satisfactory to the other and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Acquiror Registration Statement.

         SECTION 5.12  Indemnification of Managers.


         (a) Acquiror and Newco each agree that all rights, if any, to indemnification existing on the date hereof in favor of the present or former officers and directors of Target (the "Managers"), with respect to actions taken in their capacity as officers and/or directors prior to or at the Effective Time as provided in Target's Certificate of Incorporation and By-laws (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents), shall, subject to Delaware law, survive the Merger for a period of seven years. The Surviving Corporation and Acquiror shall assume, honor and be bound by the terms of such Certificate of Incorporation and By-laws with respect to their actions and omissions in such capacity taken prior to the Effective Time (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents), whether or not such persons continue in their positions with the Surviving Corporation following the Effective Time, and shall continue in full force and effect following the Effective Time for a period of seven years, and all such rights, if any, in the Certificate of Incorporation and By-laws in effect as of the date hereof between Target and any Manager shall survive the Merger and continue in full force and effect in accordance with its terms as between such Managers and the Surviving Corporation and Acquiror for a period of seven years.

         (b) Target shall use reasonable efforts to obtain a tail covering the period from the Closing Date through the first anniversary of the Closing Date to, and having substantially the same coverage and deductibles as, the Existing Target D & O Liability Insurance Policy (the "Target D & O Insurance Liability Tail"). The premium for such Target D & O Liability

Insurance Tail shall not exceed $75,000 and shall be a Merger Expense. In the event that Target is unable to obtain the Target Directors' and Officers' Liability Insurance Policy for such period, Acquiror agrees to indemnify, until the first anniversary of the Closing Date, the directors and officers covered by the Existing Target D & O Liability Insurance Policy on the same or similar terms and conditions in effect under the Existing Target D & O Liability Insurance Policy, and the same dollar limitations in effect under Acquiror's directors' and officers' liability insurance policy, as currently in effect. Acquiror has delivered or made available to Target a true, correct and complete copy of Acquiror's directors' and officers' liability insurance policy, as currently in effect.

         (c) The provisions of this Section 5.12 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each officer and director of Target and his or her heirs and representatives.

         SECTION 5.13 No Breach of Representations and Warranties. Each of Target, Acquiror and Newco agree that it will not take any action that would cause or constitute, or would, if it had been taken prior to the date hereof, have caused or constituted, a material breach of any of its respective representations or warranties (other than those representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be), or the breach of any of its respective representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse

Effect, as the case may be, contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto. Each of the parties hereto shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a Target Material Adverse Effect, with respect to Target, or a Acquiror Material Adverse Effect, with respect to Acquiror or Newco, or a material breach of any of the representations or warranties (other than those representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be), or the breach of any of the representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be, contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto, as of the Closing Date, give detailed notice thereof to the other parties hereto; and such notifying party shall use its or their reasonable efforts to prevent or promptly to remedy such breach. The giving of notice pursuant to this Section 5.13 shall not act as a waiver of any breach hereunder.

         SECTION 5.14  Consents; Notices.

         (a) Target shall use reasonable efforts to make, and Acquiror shall use all reasonable efforts to cooperate with Target in Target's making, the filings and registrations with, and obtain the consents, authorizations, declarations and approvals of, the Governmental Entities and other third parties, necessary for the execution, delivery and performance by

Target of this Agreement or any of the Ancillary Documents or the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Target shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the consummation of the Merger and the transactions hereby contemplated.

         (b) Acquiror shall use reasonable efforts to obtain and deliver to Target written consents identified in the Acquiror Disclosure Letter, in form and substance reasonably satisfactory to Target required in connection with this Agreement, the Merger or the transactions hereby contemplated. Target shall use all reasonable efforts to cooperate with Acquiror in Acquiror's obtaining of such consents. Acquiror shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the consummation of the Merger and the transactions hereby contemplated.

         SECTION 5.15 Public Announcements. Except as otherwise required by law or the rules of the NASD or the NYSE, neither Target nor Acquiror shall, nor shall Acquiror permit any of the Acquiror Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the Merger and the transactions contemplated by this Agreement and the Ancillary Documents without prior written approval of the other party, which approval shall not be unreasonably withheld.

         SECTION 5.16 Exchange Listing. Acquiror shall promptly prepare and submit to the NYSE a listing application covering the Acquiror Common Shares issuable upon conversion of the Acquiror Series B Preferred Shares, and shall use reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Acquiror Common Shares, subject to official notice of issuance; and Acquiror shall pay the listing fee in connection therewith. Prior to the Effective Time, Acquiror shall, if and when notified in writing by Target, use reasonable efforts to cause the Acquiror Series B Preferred Shares to be listed on the NYSE and Target shall pay the listing fee in connection therewith. If Target does not request listing of the Series B Preferred Shares as aforesaid prior to the Effective Time, then after the Effective Time, Acquiror shall, if and when notified in writing by holders of a majority of the Acquiror Series B Preferred Shares, use reasonable efforts to cause the Acquiror Series B Preferred Shares to be listed on the NYSE and holders of the Acquiror Series B Preferred Shares shall pay the listing fee in connection therewith.

         SECTION 5.17 Filing of Articles Supplementary.

         (a) Acquiror shall, on or prior to the Closing Date, file with the State Department of Assessments and Taxation of Maryland the Articles Supplementary for the Acquiror Series B Preferred Shares (the "Acquiror Series B Preferred Shares Articles Supplementary") and the Articles Supplementary for the Acquiror Series C Preferred Shares and shall promptly deliver to Target evidence of such filings.

         (b) When issued, the Acquiror Series B Preferred Shares, Acquiror Series C Preferred Shares and the Acquiror Common Shares to be issued upon conversion of the Acquiror Series B Preferred Shares shall be duly authorized, validly issued, fully paid and nonassessable except that shareholders may be subject to further assessment with respect to claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by Acquiror. The Acquiror Series B Preferred Shares and the Acquiror Series C Preferred Shares shall be as set forth in the Articles Supplementary attached as Exhibit A hereto and Exhibit B hereto, respectively, with the completion of any blanks contained therein.

         SECTION 5.18 Closing Certificates. Target shall prepare and deliver to Acquiror at the Closing the Closing Adjustment Statement and a certificate setting forth all of the Merger Expenses.

         SECTION 5.19 Reorganization. The parties intend to adopt this Agreement and the Merger as a plan of reorganization under Section 368(a)(1)(A) of the Code. Each of Acquiror, Newco and Target agree to use reasonable efforts not to
(i) knowingly take or fail to take any actions that would jeopardize qualification of the Merger as a reorganization pursuant to the provisions of
Section 368(a)(1)(A) of the Code, (ii) enter into any Contract with respect to the foregoing, or (iii) take a position inconsistent with this Section on any tax return or otherwise unless otherwise required by law.

         SECTION 5.20 No Improvements; Damage or Destruction; Condemnation; Environmental.

         (a) Acquiror specifically agrees that Target shall not be obligated to do any restoration, repairs or other work in connection with the Target Properties, and that Target shall not be responsible for any work or improvements, including, without limitation, any clean-up or other environmental remedial or removal work, necessary to cause the Target Properties to meet applicable Environmental Laws or other laws, ordinances, regulations, or be suitable for any particular use.

         (b) Notwithstanding anything else in this Agreement, in the event of the destruction of or damage to any of the Target Properties by fire or other casualty, or any taking thereof by condemnation or eminent domain, prior to the Closing resulting in Target Costs (without giving effect to insurance proceeds) in excess of $5,000,000, Acquiror shall have the right, in its sole discretion, either to (i) terminate this Agreement or (ii) proceed to closing hereunder without any abatement of the Merger consideration, it being agreed that Acquiror's sole remedy would be to succeed to Target's claims, rights and proceeds, whether from insurance or otherwise, by reason of the Merger.

         SECTION 5.21 Affiliates of Target.

         (a) At least 30 days prior to the Closing Date, Target shall deliver to Acquiror a list of names and addresses of those persons who were, in Target's reasonable judgment, on the record date for the Target Stockholders Meeting, Affiliates of Target. Target shall provide Acquiror with such information and documents as Acquiror shall reasonably request for purposes of reviewing such list. Target shall use all reasonable efforts to deliver to Acquiror, prior to the Closing Date, from each of the Affiliates identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit C hereto (each, an "Affiliate Letter"). Acquiror shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Acquiror Common Shares, Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Shares, Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares consistent with the terms of such Affiliate Letters.

         (b) Acquiror shall file the reports required to be filed by it under the 1934 Act and the rules and regulations promulgated thereunder, and it will take such further action as any Affiliate may reasonably request, all to the extent required from time to time to enable such Affiliate to sell Acquiror Common Shares, Acquiror Series B Preferred Shares and Acquiror Series C Preferred Shares received by such Affiliate in the Merger without registration under the 1933 Act pursuant to (i) Rule 145, or (ii) any successor rule or regulation hereafter adopted by the SEC.

         SECTION 5.22 Estoppel Certificates. Target shall request an estoppel certificate (an "Estoppel Certificate") from (i) each of the tenants of the Target Properties in the form attached to or required by the applicable Target Lease, or in the form commonly used by such tenant, or, if no form is attached to or required by the applicable Target Lease, or commonly used by the applicable tenant, then in the form of Exhibit D, (ii) each party to a Target

REA Agreement, in the form of Exhibit D and (iii) each mortgagee to each mortgage encumbering any of the Target Properties, in the form of Exhibit D. Target shall deliver to Acquiror true, correct and complete copies of all Estoppel Certificates received by Target and shall notify Acquiror of any such tenants, parties or mortgagees that refuse to deliver an Estoppel Certificate and the reason for such refusal, if known.

         SECTION 5.23 Indemnification Obligations.

         (a) Target shall indemnify and hold harmless Acquiror and Newco, and their affiliates, directors, trustees, shareholders, representatives, employees and agents, from and against, and in respect of, any and all damages, claims, losses, charges, actions, suits, proceedings, costs and expenses (including, without limitation, attorneys' fees and expenses) up to an aggregate of $50,000 which are incurred or suffered by any or all of them by reason of, with respect to, or arising from, the action entitled John Winston vs. Leonard S. Mandor, Robert A. Mandor, Joan LeVine, Harvey Jacobson, Gregory McMahon and Geoffrey S. Aaronson, Milestone Properties, Inc. and Concord Assets Group, Inc. pending in the Court of Chancery of the State of Delaware in and for New Castle County, C.A. No. 14807 (the "Pending Milestone Action") or any other action or proceeding with respect to, or arising out of, the facts, events and circumstances giving rise to the Pending Milestone Action.

         (b) After the Effective Time and to the extent Acquiror assumes any indebtedness or other obligations as to which Milestone is liable pursuant to any Milestone Obligation, Acquiror shall indemnify and hold harmless Milestone, and its affiliates, directors, shareholders, representatives, employees and agents, from and against, and in respect of, any and all damages, claims, losses, charges, actions, suits, proceedings, cost and expenses (including, without limitation, attorneys' fees and expenses) which are incurred or suffered by Milestone by reason of, with respect to, or arising from, the failure of Acquiror to pay or perform any such indebtedness or other obligations in accordance with their terms. The parties hereby agree that Milestone shall be a third party beneficiary of this Section 5.23(b), and that this Section 5.23(c) shall not be amended without the written agreement of Milestone.

         SECTION 5.24 First Union Line of Credit. The aggregate amount of all obligations of Target under the line of credit (the "First Union Line of Credit") extended by First Union National Bank ("First Union") to Target pursuant to the loan agreement dated April 24, 1995, between First Union and Target (including, without limitation, obligations to pay the principal amount of all loans made under the First Union Line of Credit and all interest thereon) and the amount of all debt assumption, prepayment and other fees, shall not exceed $2,000,000 at the Effective Time. At or prior to the Effective Time, Acquiror shall transfer to another branch of First Union, pay or refinance, the First Union Line of Credit, provided that the amount of all debt assumption, prepayment and other fees do not exceed $2,000,000 at the Effective Time.

         SECTION 5.25 Sale of South Carolina Outparcel. Notwithstanding anything contained in this Agreement to the contrary, Target may transfer (the "South Carolina Outparcel Transfer") to the South Carolina Outparcel Purchaser the South Carolina Outparcel, in accordance with the terms of the South Carolina

Outparcel Agreement, in settlement of any dispute or litigation arising out of or relating to the South Carolina Outparcel Agreement; provided, that (i) Target obtains from the South Carolina Outparcel Purchaser a release, in form and substance reasonably satisfactory to Acquiror, of all claims the South Carolina Outparcel Purchaser may have arising out of or relating to the South Carolina Outparcel Agreement, (ii) all of the South Carolina Outparcel Proceeds are cash and (iii) Target deposits all of the South Carolina Outparcel Proceeds into a segregated account. Target shall not expend, distribute, Encumber or commingle the South Carolina Outparcel Proceeds with any other funds of Target or any other person except payments pursuant to clauses (2) or (3) below. "South Carolina Outparcel Proceeds" shall mean the gross proceeds of the transfer of the South Carolina Outparcel, less (1) any out-of-pocket costs and expenses (including reasonable attorneys' fees and customary and reasonable brokerage commissions) incurred by Target to unrelated third parties in order to consummate the transfer of the South Carolina Outparcel, (2) any costs required pursuant to paragraphs 2 and 3 of that certain Lease Modification Agreement by and between Harris Teeter, Inc., as tenant, and Target, as landlord (a true, correct and complete of which has been delivered to Acquiror) and (3) payment of up to $19,000 of income tax to any federal, state or local taxing authority that is attributable to gain recognized from the South Carolina Outparcel Transfer; provided, however, the amounts paid by Target pursuant to clauses (1) and (2) of this Section 5.25 shall not exceed $60,000.

         SECTION 5.26 Termination of Management Agreements. On or prior to the Closing Date, Target shall terminate, without any cost, expense or liability to Target, the Company or Newco, any and all management agreements relating to any or all of the Target Properties, including, without limitation, those management agreements listed in the Target Disclosure Letter.

                                   ARTICLE VI
                CONDITIONS TO ACQUIROR'S AND NEWCO'S OBLIGATIONS

         All obligations of Acquiror and Newco under this Agreement are subject to the fulfillment, at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part, at or prior to the Closing Date, by Acquiror in its sole discretion:

         SECTION 6.01 Representations and Warranties. (i) All representations and warranties of Target contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto (other than representations or warranties qualified by reference to materiality or a Target Material Adverse Effect), shall be true and correct in all material respects, and (ii) all representations and warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto qualified by reference to materiality or a Target Material Adverse Effect shall be true and correct, in the case of each of clause (i) and (ii), at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for those representations and warranties that are expressly made as of a specified earlier date. For the purposes of Section 6.01(i), the representations and warranties of Target shall be deemed true and correct in all material respects unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Target Material Adverse Effect.

         SECTION 6.02 Covenants. Target shall have performed and complied in all material respects with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or on the Closing Date.

         SECTION 6.03 Officer's Certificate. Acquiror shall have received a certificate of an executive officer of Target, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.01 and
Section 6.02.

         SECTION 6.04 Opinion of Counsel. Target shall have received an opinion of counsel of Rosenman & Colin LLP, counsel for Target, dated the Closing Date, in form and substance reasonably satisfactory to Acquiror, that, among other things, shall be to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that Target and Acquiror will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

         SECTION 6.05 Absence of Changes. From the date of this Agreement through the Effective Time, there shall not have occurred any change or changes in the financial condition, business or operations of Target that could reasonably be expected to have a Target Material Adverse Effect.

         SECTION 6.06 Number of Dissenting Shares. If holders of shares of Target Common Stock who did not vote in favor of this Agreement and the Merger are entitled to demand appraisal rights in accordance with the DGCL, the number of Dissenting Shares shall not at any time exceed 7.5% of the shares of Target Common Stock outstanding at such time.

         SECTION 6.07 Approvals and Consents. Acquiror shall have received (in form and substance reasonably satisfactory to Acquiror) all filings, registrations, consents, authorizations, declarations or approvals necessary to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, other than such filings, registrations, consents, authorizations, declarations or approvals, the absence of which, individually or in the aggregate, could not reasonably be expected to have an Acquiror Material Adverse Effect if the transactions contemplated by this Agreement and the Ancillary Documents were consummated without first obtaining such filings, registrations, consents, authorizations, declarations or approvals. Acquiror shall have obtained the approval for the listing of the Acquiror Common Shares issuable in the Merger on the NYSE, subject to official notice of issuance.

         SECTION 6.08 Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent, and no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which prohibits restrains, enjoins, sets aside or prevents, the consummation of the Merger or the transactions hereby contemplated.

         SECTION 6.09 HSR Act. If applicable, Target shall have made all pre-merger notification filings required to be made by it under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         SECTION 6.10 Effectiveness of Registration Statement. The Acquiror Registration Statement shall have been declared effective under the 1933 Act, all necessary state securities or "blue sky" permits or approvals required to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents shall have been obtained, and no stop order or proceedings seeking a stop order with respect to any of the foregoing shall be in effect.

         SECTION 6.11 Stockholder Approval. This Agreement and the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents shall have been approved in the manner required by applicable law, and by applicable regulations of any stock exchange or other regulatory body, by the holders of the issued and outstanding shares of capital stock or beneficial interest of Target entitled to vote thereon on or before March 31, 1997.

         SECTION 6.12 Accountants' Letters. Acquiror shall have received "cold comfort" letters from Deloitte & Touche LLP, Target's independent public accountants, dated no later than the date of the effectiveness of the Acquiror Registration Statement and any supplements and post-effective amendments thereto, with respect to the operations of Target in the form and substance of such letters delivered by independent public accountants in connection with the Acquiror Registration Statement and reasonably satisfactory to Acquiror and its counsel.

         SECTION 6.13 Shareholders and Voting Trust Agreement. The Affiliates of Target listed in the Target Disclosure Letter (other than Joseph Otto, Joan LeVine and Harvey Shore) shall have executed and delivered a shareholders and voting trust agreement with Acquiror, dated as of the Closing Date, substantially in the form attached as Exhibit E hereto (the "Shareholders Agreement"), which shall set forth certain terms, conditions and limitations with respect to the shares of Acquiror Series B Preferred Shares to be received by said parties pursuant to the Merger. The Shareholders Agreement, when executed, shall be the legal, valid and binding obligation of the signatories thereto, shall be enforceable in accordance with its terms (except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy) and shall not conflict with any other agreement to which any of the signatories thereto is a party.


         SECTION 6.14 Guaranty Agreement. A person or entity designated by Target that shall own of record upon consummation of the Merger Acquiror Series B Preferred Shares having a liquidation preference of at least $1,000,000 (the "Guarantor") shall have executed and delivered a guaranty agreement with Acquiror, dated as of the Closing Date (the "Guaranty Agreement"), as set forth as Exhibit F hereto with the completion of any blanks therein. The Guaranty Agreement shall continue in full force and effect with respect to any claims made prior to the date which is the earlier of (i) the date which is twenty (20) days after the delivery to Acquiror by the Acquiror's independent public accountant's of an audit opinion with respect to the Company's 1997 calendar year financial statements and (ii) the date which is fifteen (15) months after the Closing Date. The maximum obligation of the Guarantor under the Guaranty Agreement shall be limited to an aggregate of $1,000,000 payable, at the guarantor's option, by cash or by delivery of Acquiror Series B Preferred Shares (based on a value of $25 per Acquiror Series B Preferred Share).

         SECTION 6.15 Registration Rights Agreement. The Affiliates of Target listed in the Target Disclosure Letter shall have executed and delivered a registration rights agreement with Acquiror, dated as of the Closing Date (the "Registration Rights Agreement"), substantially in the form attached as Exhibit G hereto, which shall set forth certain terms, conditions and limitations with respect to the registration under the 1933 Act of the Acquiror Series B Preferred Shares and the shares of the Acquiror Common Shares into which the Acquiror Series B Preferred Shares are convertible. The Registration Rights Agreement, when executed, shall be the legal, valid and binding obligation of the signatories thereto, shall be enforceable in accordance with its terms (except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy), and shall not conflict with any other agreement to which any of the signatories thereto is a party.

         SECTION 6.16 Termination of Target Affiliate Contracts. All Target Affiliate Contracts shall have been terminated and Target shall have paid in full or otherwise satisfied and discharged all obligations under all Target Affiliate Contracts.

         SECTION 6.17 Redemption of Target Preferred Stock. Target shall have redeemed such amount of Target Preferred Stock so that the applicable rate of interest used to determine dividends payable pursuant to the terms of the Target Preferred Stock shall be 8% from the date hereof through and including the Closing Date.

         SECTION 6.18 Estoppel Certificates. Target shall have furnished Estoppel Certificates, substantially in the form required by Section 5.22, from
(a) each tenant listed on Schedule 6.18, (b) additional tenants under Target Leases (the "Additional Tenants") leasing at least (75%) of the gross leasable area of the Target Properties that is not leased by the tenants listed in
Schedule 6.18 (the "Non-Anchor GLA"), (c) each party to a Target REA Agreement, provided that in the event Target is unable to obtain an Estoppel Certificate from a party to a Target REA Agreement who is not required to provide same under such agreement after exercising reasonable efforts to obtain same, the failure to obtain such Estoppel Certificate shall not be a condition to Closing hereunder and (d) each mortgagee with respect to each mortgage encumbering any of the Target Properties. In the event that Additional Tenants leasing less than 75% of the Non-Anchor GLA shall have furnished Estoppel Certificates, provided that Additional Tenants leasing at least 50% of the Non-Anchor GLA furnished Estoppel Certificates, Concord Assets Group, Inc. and Castle Plaza, Inc. shall have the right to satisfy the condition set forth in clause (b) above by furnishing to Acquiror their own Estoppel Certificates with respect to a sufficient number of Target Leases so that Estoppel Certificates covering at least 75% of the Non-Anchor GLA shall have been furnished to Acquiror.

         SECTION 6.19 Statement of Accounts Receivable. Target shall have delivered to Acquiror (i) the Target Financial Statements and the Target Interim Financial Statements, (ii) an unaudited balance sheet and related statements of revenues and cash flows at and for the nine month period ended September 30, 1996, and, until the earlier of the Effective Time or the termination of this Agreement, succeeding unaudited quarterly and unaudited annual balance sheet and related statements of revenue in the event the Closing shall occur on or after February 15, 1997 and (iii) a statement of all accounts receivable as of the Effective Date, as determined in accordance with GAAP applied on a consistent basis, and (iv) the Closing Adjustment Statement.

         SECTION 6.20 Title Insurance Policies. Acquiror shall have received from the Title Company a title insurance policy for such of the Target Properties as Acquiror may elect, dated the Effective Date, in the form initialled by each of the parties hereto and without further exception or qualification other than those which, individually or in the aggregate with all other breaches of representations, warranties and covenants of Target, could not reasonably be expected to have a Target Material Adverse Effect.

                                   ARTICLE VII
                       CONDITIONS TO TARGET'S OBLIGATIONS

         All obligations of Target under this Agreement are subject to the fulfillment, at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part, at or prior to the Closing Date, by Target in its sole discretion:

         SECTION 7.01 Representations and Warranties. (i) All representations and warranties of Acquiror and Newco contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto (other than representations or warranties qualified by reference to materiality or an Acquiror Material Adverse Effect), shall be true and correct in all material respects, and (ii) all representations and warranties of Acquiror and Newco contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto and qualified by reference to materiality or an Acquiror Material Adverse Effect shall be true and correct, in the case of each of clause (i) and (ii), at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for those representations and warranties that are expressly made as of a specified earlier date. For the purposes of Section 7.01(i), the representations and warranties of Acquiror and Newco shall be deemed true and correct in all material respects unless the breach of such representations or warranties could reasonably be expected to have an Acquiror Material Adverse Effect.

         SECTION 7.02 Covenants. Acquiror and Newco shall each have performed and complied in all material respects with all agreements and conditions on their respective parts required by this Agreement to be performed or complied with prior to or on the Closing Date.

         SECTION 7.03 Officer's Certificate. Target shall have received a certificate of an executive officer of each of Acquiror and Newco, dated the Closing Date, certifying to the fulfillment of the conditions specified in
Section 7.01 and Section 7.02.

         SECTION 7.04 Opinion of Counsel. Acquiror shall have received an opinion of counsel of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel for Acquiror, dated the Closing Date, in form and substance reasonably satisfactory to Target, that, among other things, shall be to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that Target and Acquiror will each be a party to that reorganization within the meaning of
Section 368(b) of the Code.

         SECTION 7.05 Absence of Changes. From the date of this Agreement through the Effective Time, there shall not have occurred any change or changes in the financial condition, business or operations of Acquiror that could reasonably be expected to have a Acquiror Material Adverse Effect.

         SECTION 7.06 Approvals and Consents. Target shall have received (in form and substance reasonably satisfactory to Target) all Target Consents designated as "required consents" in the Target Disclosure Letter.

         SECTION 7.07 Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent, and no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which prohibits restrains, enjoins, sets aside or prevents, the consummation of the Merger or the transactions hereby contemplated.

         SECTION 7.08 HSR Act. If applicable, Acquiror shall have made all pre-merger notification filings required to be made by it under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         SECTION 7.09 Effectiveness of Registration Statement. The Acquiror Registration Statement shall have been declared effective under the 1933 Act,

all necessary state securities or "blue sky" permits or approvals required to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents shall have been obtained, and no stop order or proceedings seeking a stop order with respect to any of the foregoing shall be in effect.

         SECTION 7.10 Stockholder Approval. This Agreement and the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents shall have been approved in the manner required by applicable law, and by applicable regulations of any stock exchange or other regulatory body, by the holders of the issued and outstanding shares of capital stock or beneficial interest of Target entitled to vote thereon.

         SECTION 7.11 Merger. The Delaware Merger Certificate shall have been executed and delivered by Newco to Target.

         SECTION 7.12 Accountants' Letters. Target shall have received "cold comfort" letters from Arthur Andersen LLP, Acquiror's independent public accountants, dated no later than the date of the effectiveness of the Acquiror Registration Statement (and the Target Proxy Statement included therein) and any supplements and post-effective amendments thereto, with respect to the operations of Acquiror in the form and substance of such letters delivered by independent public accountants in connection with the Acquiror Registration Statement and reasonably satisfactory to Target and its counsel.

         SECTION 7.13 Financial Statements. Acquiror shall have delivered to Target an unaudited balance sheet and related statements of revenues and cash flows at and for the nine month period ended September 30, 1996, and succeeding unaudited quarterly and unaudited annual balance sheet and related statements of revenue in the event the Closing shall occur on or after February 15, 1997 in conformity with GAAP applied on a consistent basis, except as otherwise noted therein and for normal audit and accrual adjustments.

         SECTION 7.14 Registration Rights Agreement. The Acquiror shall have executed and delivered the Registration Rights Agreement. The Registration Rights Agreement, when executed, shall be the legal, valid and binding obligation of the signatories thereto, shall be enforceable in accordance with its terms (except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy), and shall not conflict with any other agreement to which any of the signatories thereto is a party.

         SECTION 7.15 Shareholders Agreement. The Acquiror shall have executed and delivered the Shareholders Agreement. The Shareholders Agreement, when executed, shall be the legal, valid and binding obligation of the signatories thereto, shall be enforceable in accordance with its terms (except as may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions of the enforcement of securities indemnification and contribution provisions imposed by public policy) and shall not conflict with any other agreement to which any of the signatories thereto is a party.

         SECTION 7.16 Fairness as to Target Preferred Stock. On or prior to the Closing Date either (i) Target shall have caused Milestone to execute and deliver to Acquiror and Target a consent to the exchange of the Series C Preferred Shares for the Target Preferred Stock in the Merger and a waiver of any claims with respect to the fairness of such exchange or (ii) Target shall have received the opinion of Societe Generale or another investment banking firm to the effect that the consideration to be paid to the holders of the Target Preferred Stock pursuant to the Merger is fair to the holders of Target Preferred Stock from a financial point of view.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         SECTION 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Target Stockholders Meeting:

         (a) by mutual consent of Target and Acquiror;

         (b) by either Target or Acquiror, if the Merger shall not have been consummated by March 31, 1997, unless the failure to consummate the Merger on or before such date shall have proximately resulted from (i) a material breach or material breaches by the terminating party of any of its representations or warranties contained in this Agreement (other than a representation or warranty qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be), (ii) a breach or breaches by the terminating party of any of its representations or warranties contained in this Agreement qualified by reference to materiality or an Acquiror Material Adverse Effect or a Target Material Adverse Effect, as the case may be or (iii) a material breach or material breaches of any agreement or covenant by the terminating party contained in this Agreement;

         (c) by either Target or Acquiror, if any permanent injunction or other order, decree or ruling of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall have used all reasonable efforts to remove such permanent injunction or other order, decree or ruling;

         (d) by action of the Board of Directors of Target, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, after consultation with Rosenman & Colin LLP or another nationally recognized law firm, the Board of Directors of Target determines that such termination is required by reason of a proposal relating to a Target Acquisition Transaction being made, or (ii) there has been a breach or breaches of a representation or warranty of Acquiror or Newco contained in this

Agreement and such breach or breaches could reasonably be expected to have an Acquiror Material Adverse Effect or (iii) there has been a material breach or material breaches by Acquiror of any of the covenants or agreements of Acquiror or Newco set forth in this Agreement on the part of Acquiror or Newco, which breach or breaches are not curable or, if curable, are not cured within 30 days after written notice of such breach or breaches is given by Target to Acquiror;

         (e) by action of the Board of Trustees of Acquiror, if (i) (A) the Board of Directors of Target fails to make, or withdraws, materially modifies or changes in a manner adverse to Acquiror its recommendation to the Target Stockholders of this Agreement or the Merger, or resolves to do any of the foregoing (other than as a result of the occurrence of an event that, in the good faith judgment of the Board of Directors of Target, has or could reasonably be expected to have a Acquiror Material Adverse Effect) and the holders of a majority of the Target Common Stock outstanding do not promptly thereafter execute and deliver, or shall not have previously executed and delivered, an agreement, in form and substance reasonably satisfactory to Acquiror, pursuant to which such holders agree to vote to approve this Agreement and the Merger at the Target Stockholders Meeting and any adjournment thereof (provided, however, if the Target Stockholders Meeting is held prior to the termination of this Agreement by the Acquiror and the holders of a majority of the Target Common Stock outstanding vote to approve this Agreement and the Merger at such Target Stockholders Meeting, then Acquiror shall no longer have the right to terminate this Agreement pursuant to this clause (e)(i)(A)), or (B) the Board of Directors of Target shall have recommended that the Target Stockholders accept or approve a Target Acquisition with a person other than Acquiror, or resolves to do the foregoing, or (ii) the Target Stockholders Meeting has been duly convened and held and the approval of the Target Stockholders required by Section 6.11 shall not have been obtained at such meeting or any adjournment thereof, (iii) there has been a breach or breaches of a representation or warranty of Target contained in this Agreement and such breach or breaches could reasonably be expected to have a Target Material Adverse Effect, or (iv) there has been a material breach or material breaches by Target of any of the covenants or agreements of Target set forth in this Agreement, which breach or breaches are not curable or, if curable, are not cured within 30 days after written notice of such breach or breaches is given by Acquiror to Target;

         (f) by Target, if (i) Acquiror amends, alters or repeals, whether by merger, consolidation or otherwise, any of the provisions of its Declaration of Trust so as to adversely affect, in the reasonable opinion of Target, the preferences, right to convert, conversion price adjustments, notice rights, special conversion rights, distribution and liquidation rights, preferences, restrictions or limitations, redemption rights and privileges or voting powers or rights of the Acquiror Series B Preferred Shares or (ii) if Acquiror reduces the dividend on Acquiror Common Shares below $0.48 per share of Acquiror Common Shares for any calendar quarter ending during the period from the date hereof through the Closing Date.

         SECTION 8.02  Effect of Termination.

         (a) If (i) Acquiror elects to terminate this Agreement pursuant to
Section 8.01(e)(i), (iii), or (iv), provided in the case of Section 8.01(e)(iv)

that such breach or breaches of covenants either (A) are within the reasonable control of Target or (B) could reasonably be expected to have a Target Material Adverse Effect, (ii) Acquiror elects to terminate this Agreement pursuant to
Section 8.01(e)(ii), unless Robert A. Mandor, Leonard S. Mandor, Concord Milestone Partners, L.P., Concord Associates, Concord Income Realty VI, L.P., Castle Plaza, Inc., Mill Neck Associates, and Mountain View Mall, Inc. used their best efforts to approve, and were enjoined from approving, this Agreement and the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, or (iii) Target elects to terminate this Agreement pursuant to
Section 8.01(d)(i), then Target (or the successor thereto) shall, as liquidated damages and not as a penalty or forfeiture, pay to Acquiror, from the Acquiror Liquidated Damage Amount (as defined below) deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (m) the Acquiror Liquidated Damage Amount and (n) the sum of (1) the maximum amount that can be paid to Acquiror without causing Acquiror to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by Acquiror's certified public accountants, and (2) in the event Acquiror receives a letter from Acquiror's counsel indicating that Acquiror has received a ruling from the IRS described in Section 8.02(b)(ii) or (iii) or in the event Acquiror receives an opinion of counsel described in Section 8.02(b)(iv), an amount equal to the Acquiror Liquidated Damage Amount less the amount payable under clause (1) above. To secure Target's obligation to pay any amounts due and owing upon termination of this Agreement pursuant to this Section 8.02(a), Target shall deposit into escrow upon such termination an amount in cash equal to $930,000, plus all documented out-of-pocket costs and expenses, up to a maximum of $570,000, in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement incurred by Acquiror (collectively, the "Acquiror Liquidated Damage Amount"), with an escrow agent selected by Acquiror and on such terms (subject to Section 8.02(b)) as shall be agreed upon by Acquiror and the escrow agent (as amended, supplemented or otherwise modified from time to time, the "Escrow Agreement"). Notwithstanding anything contained in this Agreement to the contrary, in the event of a dispute between Acquiror and Target as to the payment by Target of the Acquiror Liquidated Damage Amount, Acquiror shall not enjoin or seek to enjoin any merger, business combination, sale of any Target Properties, sale of any other assets, sale of shares of capital stock or similar transaction by Target, provided that Target has entered into arrangements reasonably satisfactory to Acquiror to secure the payment of the Acquiror Liquidated Damage Amount in the event such an amount is determined to be due and owing. Except as otherwise provided in Section 8.01(d), the payment or deposit into escrow of the Acquiror Liquidated Damage Amount pursuant to this Section 8.02(a) shall be by wire transfer or bank check within three days of the termination.

         (b) The Escrow Agreement shall provide that the amount in escrow or any portion thereof shall not be released to Acquiror unless the escrow agent receives any one or combination of the following: (i) a letter from Acquiror's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Acquiror without causing Acquiror to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent such letter revising that amount, in which case the escrow agent shall release such amount to Acquiror, or (ii) a letter from Acquiror's counsel indicating that Acquiror received a ruling from the IRS holding that the receipt by Acquiror of the Acquiror Liquidated Damage Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Acquiror Liquidated Damage Amount to Acquiror, or (iii) a letter from Acquiror's counsel indicating that Acquiror received a ruling from the IRS holding that the receipt by Acquiror of the remaining balance of the Acquiror Liquidated Damage Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, or (iv) an opinion of Acquiror's counsel to the effect that the receipt by Acquiror of the Acquiror Liquidated Damage Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and 856(c)(3) of the Code, in which case the escrow agent shall release the remainder of the Acquiror Liquidated Damage Amount to Acquiror. Target agrees to amend this Section 8.02 at the request of Acquiror in order to (x) maximize the portion of the Acquiror Liquidated Damage Amount that may be distributed to Acquiror hereunder without causing Acquiror to fail to meet the requirements of Sections 856 (c)(2) and (3) of the Code or (y) improve Acquiror's chances of securing a favorable ruling described in this Section 8.02(b), provided that no such amendment may result in any additional cost or expense to Target. The Escrow Agreement shall also provide that any portion of the Acquiror Liquidated Damage Amount held in escrow for five years shall be released by the escrow agent to Target. Target shall not be a party to such Escrow Agreement and shall not bear any cost of or have liability resulting from the Escrow Agreement.

         (c) If (i) Target elects to terminate this Agreement pursuant to
Section 8.01(d)(ii) or (iii), provided in the case of Section 8.01(d)(iii) that such breach or breaches of covenants either (A) are within the reasonable control of Acquiror or (B) could reasonably be expected to have an Acquiror Material Adverse Effect, Acquiror shall upon such termination, as liquidated damages and not as a penalty or forfeiture, pay to Target an amount equal to $930,000, plus all documented out-of-pocket costs and expenses, up to a maximum of $570,000, in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement incurred by Acquiror (collectively, the "Target Liquidated Damage Amount"). Except as otherwise provided in Section 8.01(d), the payment of the Target Liquidated Damage Amount pursuant to this
Section 8.02(c) shall be by wire transfer or bank check within three days of the termination. Notwithstanding anything contained in this Agreement to the contrary, in the event of a dispute between Acquiror and Target as to the payment by Acquiror of the Target Liquidated Damage Amount, Target shall not enjoin or seek to enjoin any merger, business combination, sale of any Acquiror Properties, sale of any other assets, sale of shares of capital stock or similar transaction by Acquiror, provided that Acquiror has entered into arrangements reasonably satisfactory to Target to secure the payment of the Target Liquidated Damage Amount in the event such an amount is determined to be due and owing.


         (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this
Section 8.02, Section 9.08, Section 9.10 and the confidentiality agreements, dated April 16, 1996 and August __, 1996 (together, the "Confidentiality Agreements"), between Target and Acquiror. Notwithstanding the foregoing, in the event that either party is required to file suit to seek all or a portion of any Acquiror Liquidated Damage Amount and it ultimately obtains a judgment in its favor, it shall be entitled to all expenses, including, without limitation, attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01 Survival of Agreements and Representations and Warranties. None of the agreements, representations and warranties contained in this Agreement shall survive the Closing; provided, however, that (i) the agreements contained in Article II, Section 5.03, Section 5.12, 5.16, Section 5.19, Section 5.21, Section 5.23, Section 8.02, Section 9.08, Section 9.10 and the Confidentiality Agreements shall survive the Closing, (ii) all of the representations and warranties of Target contained in this Agreement shall be deemed to survive the Closing only for the purposes, and during the term, of the Guaranty Agreement and (iii) all of the representations and warranties of Acquiror contained in this Agreement shall be deemed to survive the Closing until the Guaranty Termination Date. This Agreement has been entered into after full investigation and neither party has relied upon any statement or representation not embodied in this Agreement or the Confidentiality Agreements, made by or on behalf of the other. Each of the parties hereto acknowledges and agrees that the maximum obligation of the Company for amounts incurred or suffered by Target, or any of its affiliates, directors, officers, stockholders, representatives, employees or agents, by reason of, with respect to, or arising from, any breach or breaches of any of its representations or warranties contained in this Agreement shall be limited to an aggregate of $1,000,000 payable, at Acquiror's option, by cash or by delivery of Acquiror Series B Preferred Shares (based on a value of $25 per Acquiror Series B Preferred Share).

         SECTION 9.02 Incorporation of Exhibits. The Disclosure Letters and all of the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. Any capitalized terms used in either Disclosure Letter or any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in a Disclosure Letter or an Exhibit to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. All references to Sections and Subsections refer to Sections and Subsections of this Agreement.

         SECTION 9.03 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, sent by facsimile transmission (receipt of which is confirmed) or by registered or certified mail, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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
                  if to Target, to:

                                    Union Property Investors, Inc.
                                    5200 Town Center Circle
                                    4th floor
                                    Boca Raton, Florida 33486
                                    Attention: Robert A. Mandor
                                    Telecopy: (561) 392-8311

                           with a copy to:

                                    Rosenman & Colin LLP
                                    575 Madison Avenue
                                    New York, New York 10022
                                    Attention: Joel A. Yunis, Esq.
                                    Telecopy: (212) 940-8776

                                       and

                  if to Acquiror or Newco, to:

                                    Kranzco Realty Trust
                                    128 Fayette Street
                                    Conshohocken, Pennsylvania 19428
                                    Attention: Norman M. Kranzdorf
                                    Telecopy: (610) 941-9193

                           with a copy to:

                                    Robinson Silverman Pearce
                                    Aronsohn & Berman LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attention: Alan S. Pearce, Esq.
                                    Telecopy: (212) 541-4630

         SECTION 9.04 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.05 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder or under any of the Ancillary Documents shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this

Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Article II and Section 5.12, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any of the Ancillary Documents.

         SECTION 9.06 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 9.07 Entire Agreement. This Agreement, the Disclosure Letters and each of the Exhibits hereto constitute the entire agreement and supersede all prior contracts and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreements, any provisions of which are inconsistent with the transactions contemplated by this Agreement being waived hereby but the provisions of which that are not inconsistent shall survive.

         SECTION 9.08 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law. Each of Target, Acquiror and Newco hereby consents to submit to the exclusive jurisdiction of the courts of the state of New York and of the United States of America located in the city and state of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts, waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Court has been brought in an inconvenient forum.

         SECTION 9.09 Fees and Expenses. Except as otherwise set forth herein, each of the parties hereto shall bear its own expenses associated with the negotiation and execution of the Agreement and the consummation of the Merger and the other transactions hereby by this Agreement and the Ancillary Documents including, without limitation, investment banking, legal and accounting fees and expenses.

         SECTION 9.10 Non-Recourse.

         (a) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Acquiror by the undersigned in his capacity as a trustee or officer of Acquiror, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of

Acquiror, as amended and restated, and not individually. Neither the trustees, officers nor shareholders of Acquiror shall be personally bound or have any personal liability hereunder. Target shall look solely to the assets of Acquiror for satisfaction of any liability of Acquiror with respect to this Agreement and the Ancillary Agreements to which it is a party. Target will not seek recourse or commence any action against any of the trustees, officers or shareholders of

Acquiror or any of their personal assets for the performance or payment of any obligation of Acquiror hereunder or thereunder.

         (b) This Agreement, and all documents, agreements, understandings and arrangements relating hereto, have been entered into or executed on behalf of Target by the undersigned in his or her capacity as an officer of Target, a Delaware corporation, and not individually. Neither the officers nor stockholders of Target shall be personally bound or have any personal liability hereunder. Acquiror shall look solely to the assets of Target for satisfaction of any liability of Target with respect to this Agreement and the Ancillary Documents to which it is a party. Acquiror will not seek recourse or commence any action against any of the stockholders, directors or officers of Target or any of their personal assets for the performance or payment of any obligation of Target hereunder or thereunder. Nothing contained in this paragraph shall affect the rights or obligations of any person or entity under the Stockholders Agreement, the Guaranty Agreement, the Registration Rights Agreement or the Affiliate Letters.

         SECTION 9.11 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise set forth herein, the prevailing party in any proceeding brought to enforce any provision of the Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

         SECTION 9.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 9.13 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval by the Target Stockholders of the matters presented in connection with the Merger, but, after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

         SECTION 9.14 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement, the Ancillary Documents, or in the certificates and other documents delivered pursuant hereto or thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         SECTION 9.15 Knowledge. With respect to "knowledge", as such term is used in this Agreement, Acquiror or Newco will be deemed to have "knowledge" or received notice of a particular fact or other matter if any individual who is serving as an director or officer of Acquiror or Newco, respectively, is actually aware of such fact or other matter. With respect to "knowledge", as such term is used in this Agreement, Target will be deemed to have "knowledge" or received notice of a particular fact or other matter if any individual who is serving as an director or officer of Target, Milestone Property Management, Inc. or Milestone Properties, Inc. is actually aware of such fact or other matter.

         SECTION 9.16 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

                                      * * *

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                                      -69-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

KRANZCO REALTY TRUST                    UNION PROPERTY INVESTORS, INC.

By: /s/ Norman Kranzdorf                By: /s/ Robert A. Mandor
Name: Norman Kranzdorf                  Name: Robert A. Mandor
Title: President                        Title: President

KRT UNION CORP.

By: /s/ Norman Kranzdorf
Name: Norman Kranzdorf
Title: President